As filed with the Securities and Exchange Commission on January 10, 2006
                          Registration No. 333-12776

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WALKER FINANCIAL CORPORATION

                 (Name of small business issuer in its charter)

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
            Delaware                             7384                 13-2637172
 (State or other Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
  Incorporation or Organization)     Classification Code Number)   Identification No.)

                         990 Stewart Avenue, Suite 650
                           Garden City, New York 11530
                                 (516) 832-7000
              (Address and telephone number of principal executive
                    offices and principal place of business)

                   Mitchell S. Segal, Chief Executive Officer
                         990 Stewart Avenue, Suite 650
                           Garden City, New York 11530
                                 (516) 832-7000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum       Amount of
Title of Each Class of                  Amount to be    Offering Price          Aggregate         Registration
Securities to be Registered              Registered      Per Share(1)        Offering Price           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(2)             704,327         $.14            $   98,605.78           $ 10.55
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(3)          50,000,000         $.14            $7,000,000              $749.00
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(4)           1,692,308         $.14            $  236,923.12           $ 25.35
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10(5)             528,169         $.14            $   73,943.66           $  7.91
---------------------------------------------------------------------------------------------------------------

Total                                    52,924,804                         $7,409,472.56           $792.81
---------------------------------------------------------------------------------------------------------------

(1)  Estimated  solely for purposes of calculating the registration fee to Rule 457(c) under the Securities Act of  1933,  as  amended. The average of the high and low price per share of the Registrant's Common Stock on the
Over  the  Counter  Bulletin  Board  as  of  January 4,  2006  was  $.14 per  share.
(2)  Represents  shares  issuable  upon  exercise  of  Warrants.
(3)  Represents  shares  issuable  upon  sales  under  an Investment  Agreement.
(4)  Represents  shares  issuable  upon  conversion  of  a Convertible Debenture.
(5)  Represents  shares  issuable  upon  conversion  of  a Convertible Promissory Note.

The  registrant  hereby amends this registration statement on such date or date(s) as may be necessary to delay its  effective  date  until  the  registrant shall file a further amendment which specifically states that this registration  statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of  1933, as amended, or until the registration statement shall become effective on such date as the commission acting  pursuant  to  said  Section  8(a)  may  determine.
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

      Preliminary Prospectus Subject To Completion, Dated January 10, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                          WALKER FINANCIAL CORPORATION

                        52,924,804 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 52,924,804 shares of our common stock. We will not receive any proceeds from the resale of shares of our common stock.

The total number of shares sold herewith includes the following shares owned by or to be issued to Dutchess Private Equities Fund II, LP ("Dutchess"): (i) up to 1,692,308 shares issuable upon conversion of convertible debentures, (ii) 704,327 shares issuable upon exercise of warrants, (iii) up to 50,000,000 shares of common stock issuable pursuant to a "put right" under the Investment Agreement, also referred to as an Equity Line of Credit with Dutchess Private Equities Fund II, LP., and (iv) 528,169 shares issuable upon conversion of convertible promissory notes. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of the 50,000,000 shares of common stock under the Investment Agreement with Dutchess Private Equities, LLP and the exercise of warrants to purchase an aggregate of 704,327 shares of common stock. All costs associated with this registration will be borne by us.

A "put right" permits us to require Dutchess to buy shares of our common stock pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to an aggregate of $10,000,000 in shares of our common stock to Dutchess. Dutchess will pay us 93% of the lowest closing Best Bid price (or highest posted bid price) of our common stock during the five trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit.

With the exception of Dutchess, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "WLKF." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 4, 2006, was $.14.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 3.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The  date  of  this  prospectus  is  January  10,  2006.


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                                TABLE OF CONTENTS


                                                                            Page

Prospectus Summary..........................................................1
Risk Factors................................................................5
Forward Looking Statements..................................................9
Use of Proceeds.............................................................10
Market for Common Equity and Related Stockholder Matters....................15
Management's Discussion and Analysis or Plan of Operation...................15
Business....................................................................24
Description of Property.....................................................28
Legal Proceedings...........................................................28
Directors, Executive Officers, Promoters and Control Persons................29
Executive Compensation......................................................30
Certain Relationships and Related Transactions..............................31
Security Ownership of Certain Beneficial Owners and Management..............33
Description of Securities...................................................34
Indemnification for Securities Act Liabilities..............................35
Plan of Distribution........................................................35
Selling Stockholders........................................................38
Legal Matters...............................................................38
Experts.....................................................................38
Available Information.......................................................39
Index to Financial Statements...............................................F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

Our  Business

We market insurance products, currently focusing on prearrangement and pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent on behalf of major insurance carriers, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members, much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience. Although National Planning, Inc. has begun marketing the pre-need funding products no meaningful sales have been achieved. If and when these agencies start the marketing of our products, they will share in the insurance commissions.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long- term care legal plans, mortgage products and other voluntary benefits.

We entered the marketing of funeral funding products through our merger in March 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

As of December 31, 2004 the Company had an accumulated deficit of approximately $6.1. For the year ended December 31, 2004, we generated net sales of approximately $241,000 and had a net loss of approximately $1.9 million. For the nine months ended September 30, 2005, we generated sales of approximately $243,000 and incurred a net loss of approximately $2.4 million, of which $933,793 is attributable to the debt conversion expense related to the conversion of $ 745,000 10% Convertible Promissory Notes and $ 311,569 is attributable to interest expense related to other borrowings. As of September 30, 2005, we had an accumulated deficit of approximately $8.5 million and a negative working capital of approximately $1.6 million. We will be required to seek additional financing of approximately $1 million to fund our operations for the next twelve months.

Our principal offices are located at 990 Stewart Avenue, Suite 650, Garden City, New York 11530, and our telephone number at that address is (516) 832-7000. We are a Delaware corporation.

Recent  Financing

Convertible  Debenture

On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of five-year convertible debentures to Dutchess Private Equities Fund, II, L.P. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately with an additional $125,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $0.13. Our obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of our assets.

In connection with the convertible debentures, we also granted to Dutchess warrants to purchase 423,077 shares of common stock at $0.13 per share. The warrants may be exercised for a period of five years and the exercise price is subject to standard adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

Investment  Agreement

On  December  23,  2005,  we  entered into an Investment Agreement with Dutchess
Private Equities Fund, L.P. (Dutchess) providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of our common stock for a period of up to 36 months from the date the registration statement is declared effective. The maximum number of shares that we may put to Dutchess at any one time shall be equal to, at our election, either: (A) 200% of the average daily volume in the U.S. market of our common stock for the three trading days prior to the date we notify Dutchess of our intent to sell shares to Dutchess, multiplied by the average of the three daily closing bid prices immediately preceding the date of notification, or (B) a number of shares having a value of $200,000. We may not submit a notice until after the completion of a previous sale under the Investment Agreement. The purchase price for the shares to be sold shall be equal to 93% of the lowest closing best bid price of the Common Stock during the five-day period following the date we deliver a notice.

We are obligated to file a registration statement by January 13, 2006 for the registration of the shares of Common Stock issuable upon conversion of the convertible debentures, exercise of the warrants and upon a sale under the Investment Agreement. We are further obligated to use our best efforts to cause the SEC to declare the registration statement effective within 90 days after the filing date of the registration statement. If we do not file the registration statement by January 13, 2006, we will be obligated to pay liquidated damages to Dutchess in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement has not been filed. In addition, if the registration statement is not filed by the filing date, the conversion price of the convertible debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration statement goes without filing. If the registration statement is not declared effective within 90 days of the filing date, we are obligated to pay liquidated damages to Dutchess in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective.


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The Offering

Common stock offered by
  selling stockholders.......... Up to 52,924,804 shares, including the following:

                                 - up to 423,077  shares of common stock issuable
                                   upon the exercise of common stock purchase warrants at an exercise price of $.13 per share;

                                 - up to 93,750 shares of common stock issuable
                                   upon the exercise of common stock purchase warrants at an exercise price of $.71 per share;

                                 - up to 187,500 shares of common stock issuable
                                   upon the exercise of common stock purchase warrants at an exercise price of $.16 per share;

                                  - up to 1,692,308 shares of common stock
                                    issuable upon the conversion of convertible debentures at a conversion price of $.13 per share;

                                  - up to 528,169 shares of common stock
                                    issuable upon the conversion of convertible debentures at a conversion price of $.71 per share; and

                                  - up to 50,000,000 shares of common stock
                                    issuable upon the exercise of a put right under the Investment Agreement;

Common Stock to be
  outstanding after the offering    66,847,024  shares, assuming conversion of
                                    all notes and debentures, exercise of all
                                    warrants and the exercise of all puts under
                                    the Investment Agreement

Use of proceeds...............    We will not receive any proceeds from the
                                    sale of the common stock.

Over-The-Counter Bulletin
  Board Symbol..................    WLKF

The above information regarding common stock to be outstanding after the offering is based on 13,922,220 shares of common stock outstanding as of January 4, 2006 and assumes the conversion of all notes and debentures, exercise of all warrants and the exercise of all puts under the Investment Agreement.

                                  RISK FACTORS

This investment has a high degree of risk. This means you could lose all or a part of your investment.

RISKS  RELATING  TO  OUR  BUSINESS:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred a net loss of $1,924,219 for the year ended December 31, 2004 and $2,402,977 for the nine months ended September 30, 2005. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our net sales. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.

We Have a Limited Operating History and May Not Generate Enough Revenues to Stay in Business.

We have a limited operating history since our inception on which you can evaluate us and our potential. While our Company was incorporated in 1967, we only entered into the pre-need death care and employee benefit industry in March 2002 through the merger of National Preplanning and American Datasource. While our management has been involved in the death care pre-need industry for a number of years, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises. An investor must consider that an investment in Walker may not generate the requisite returns because of the high uncertainties of future revenue generation by companies in their early stages of development, particularly companies with limited capital in new and rapidly evolving markets. We cannot assure shareholders that our business strategy will be successful or that we will ever have profits. Our limited financial resources are significantly less than those of other companies in our industry. If we are unable to sustain our operations, you may lose your entire investment.

If  We  Are  Unable to Obtain Additional Funding Our Business Operations Will be
Harmed and if We do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $1.0 million to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

If We Are Unable to Retain the Services of Mr. Segal, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in the Pre-Death Care Services or Employee Benefits Industries, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Mitchell S. Segal, our President and Chief Executive Officer. Loss of the services of Mr. Segal could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Segal. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in the pre-death care services and employee benefit industries. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We Do Not Currently Have a CFO or a Controller Which Our Auditors Have Recognized to be a Material Weakness in Our Internal Controls

During November 2004, our independent auditors, Marcum & Kliegman LLP, advised us that they had identified a deficiency in our internal controls, which was designated a "material weakness" because there is inadequate organizational structure within our accounting department. We have no central corporate accounting department. Each subsidiary independently maintains its own books and records and all disbursements are done at the subsidiary level. This decentralizes the accounting function and limits the effectiveness of the internal control procedures to detect potential misstatements and fraudulent accounting and financial reporting. The subsidiary accounting departments do not have the sophistication to critically evaluate and implement new accounting pronouncements, such as stock based transactions for options, warrants and common stock at times have improperly recorded these transactions which required proposed audit adjustments to be made by our auditors. We believe this material weakness resulted from our continued cost cutting efforts and a failure to generate cash flows from operations, which resulted in the termination of certain employees during the fiscal years ended December 31, 2004 and 2003. Our auditors have had to continually propose adjustments in our financial statements. If we had adequate controls, we believe that our auditors would not be required to propose such adjustments. As a result, until we are able to hire a chief financial officer or controller, the deficiencies in internal controls may not be adequate enough to correct this weakness.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The pre-need death care industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. Although not many of these competitors are seeking to market within the employee benefit/workplace marketplaces, our subsidiary, National Preplanning, has zero market share in the sale of pre-need funding products. If overall demand for our products does not improve, it could have a materially adverse affect on our operating results and cash flows.

Any Decreases in Insurance Premiums and Commission Rates, Which are Set by the Insurers and Outside Our Control, Could Result in Decreased Revenue for Us Because We Would Receive Lower Commissions.

We are engaged in insurance agency and brokerage activities and derive revenue from commissions on the sale of insurance products to clients that are paid by the insurance underwriters from whom our clients purchase insurance. These commission rates are set by insurance underwriters and are based on the premiums that the insurance underwriters charge. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, underwriting and non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products to consumers. If there is a decline in the commission rate or premiums paid, our revenue will decrease, which will adversely affect our financial condition and results of operations.

Increased Advertising or Better Marketing by Our Competitors, or Increased Services From Internet Providers, Could Cause Us to Incur Increased Costs in Order to Capture Market Share.

In recent years, marketing through television, radio and print advertising, direct mailings and personal sales calls has increased with respect to the sales of pre-need funeral services. Our subsidiary, National Preplanning, currently has no market share in the sale of pre-need funding products. Extensive advertising or effective marketing by competitors would increase the difficulty in marketing our products and services and cause us to increase our own marketing costs thereby decreasing our potential revenues. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, limiting our growth potential and causing us to lose revenue or to incur costs to vary our own types or mix of products or services in response. In addition, the increased use of the Internet by customers to research and/or purchase products and services in the future could cause us to lose market share to competitors offering to sell products or services over the Internet.

The Increasing Number of Cremations in The United States Could Cause Our Revenues to Decline Because We Could Lose Market Share to Firms Specializing in Cremations.

Changes or Increases in, or Failure to Comply With, Regulations Applicable to the Funeral and Pre-Need Services Industries Could Increase Our Costs.

The funeral and pre-need services industries are subject to extensive regulation and licensing requirements under federal, state and local laws. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate pre-need sales. We are in compliance with all applicable laws, and currently do not pay any regulatory fees. If governments and agencies propose amendments or additional regulations, our costs could increase, which would have a negative effect on our financial condition.

We May Owe Accrued Interest and Fees to Our Remaining Holder of a $50,000 Principal Amount 10% Senior Subordinated Secured Convertible Promissory Note Because We Defaulted on the Note Which Could Have an Adverse Effect on Our Liquidity and Cash Flows.

We failed to register for resale the shares issuable upon conversion of the Notes by May 4, 2004. As a result of this failure, we were obligated to pay the holders of the Notes a monthly fee equal to 1.5% of the principal amount of the Notes for each month or portion that we failed to cause such registration. We did not pay the holders any monthly fee due to them. We also failed to remit the interest payment due to the holders which constituted an "Event of Default" which raised the interest rate on the Notes to 12% per annum. The Notes also prohibited additional borrowings by us without the prior approval of the placement agent or the holders of a majority of the aggregate principal amount of the Notes, which we violated. All of the holders have converted their Notes and fully exercised their rights thereunder, except for one who holds a $50,000 principal amount Note for which we are still liable. If the investor claims an Event of Default occurred we will have to make payments to him, which could negatively affect our liquidity and cash flows.

We May be Unable to Implement Our Acquisition Growth Strategy, Which Could Harm Our Business and Competitive Position.

Our business strategy includes making strategic acquisitions of other companies or businesses within the death care, financial services, insurance or employee benefits industries. Our continued growth will depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our businesses. The competition for acquisition candidates is intense and we expect this competition to increase. There is no assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, we may not be able to realize the anticipated results of future acquisitions. In implementing our acquisition growth strategy, we may encounter:

o  costs  associated  with  unsuccessful  acquisitions,

o expenses, delays and difficulties of integrating acquired companies into our existing organization,

o the impact of amortizing goodwill and other intangible assets of acquired companies on our operating results,

o dilution of the interest of our existing stockholders if we issue stock in making acquisitions or if we sell stock to raise cash for acquisitions,

o  diversion  of  management's  attention,

o increases in expenses in order to advertise and promote acquired companies and their and our products and services,

o unusual impacts on our financial condition due to the timing of acquisitions, and

o expenses of any undisclosed or potential legal liabilities of an acquired company.

Any of these matters could have a material adverse effect on our business, results of operations and financial condition.

Our Principal Stockholders, Officers And Directors Own a Substantial Interest in Our Voting Stock and Investors May Not Have Any Voice in Our Management.

Our officers and directors, in the aggregate, beneficially own approximately 24.8% of our outstanding common stock. As a result, these stockholders, acting together, may have the ability to control substantially all matters submitted to our stockholders for approval, including:

o  election  of  our  board  of  directors;

o  removal  of  any  of  our  directors;

o  amendment  of  our  certificate  of  incorporation  or  bylaws;  and

o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS  RELATING  TO  THE  INVESTMENT  AGREEMENT

There Are A Large Number Of Shares Underlying Our Periodic Equity Investment Agreement That Are Being Registered In This Prospectus And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

The issuance and sale of shares upon delivery of an advance by Dutchess Private Equities Fund II, LP ("Dutchess") pursuant to the Investment Agreement in the amount up to $10,000,000 and the conversion of the Debenture and exercise of warrants by Dutchess are likely to result in substantial dilution to the interests of other stockholders. As of January 4, 2006, we had 13,922,220 shares of common stock issued and outstanding. We are registering 52,924,804 shares of common stock pursuant to this registration statement, of which up to 50,000,000 are reserved for issuance pursuant to the Investment Agreement with Dutchess Private Equities Fund II, LP.

Assuming The Issuance Of all Shares Under The Investment Agreement, Existing Shareholders Will Experience Substantial Dilution Of Our Shares Of Common Stock.

Our Investment Agreement with Dutchess contemplates the potential future issuance and sales of up to $10,000,000 of our Common Stock to Dutchess subject to certain restrictions and obligations. Given out current capital needs and the market price of our common stock, we presently have no intention of drawing down the entire amount available to us unless the market price of our common stock increases.The following is an example of the shares of our common stock that are issuable upon the entire drawdown of $10,000,000 on our equity line based on prices at 25%, 50% and 75% below the closing price of our common stock $.14 on January 5, 2006.




------------------------------------------------------------------------------------------------------------------------------
% Below price         Price per share    Number of shares issuable (1)     Shares outstanding (2)     % of Outstanding stock(3)

------------------------------------------------------------------------------------------------------------------------------
Purchase price (4)       $.1302                   76,804,916                         90,727,136                 84.7
------------------------------------------------------------------------------------------------------------------------------
25%                      $.09765                 102,406,554                        116,328,774                 90.4
------------------------------------------------------------------------------------------------------------------------------
50%                      $.0651                  153,609,831                        167,532,051                 91.7
------------------------------------------------------------------------------------------------------------------------------
75%                      $.03255                 307,219,662                        321,141,882                 95.7
------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares issuable if all the entire $10,000,000 under the equity line of credit, was drawn down at the indicated price.

(2) Based on 13,922,220 shares of common stock issued and outstanding on January 4, 2006.

(3)  Percentage of the total outstanding common stock represented by the shares issuable on draw down on the equity line of credit without regard to any contractual or other restriction on the number of securities the selling stockholders  may  own  at any point in time.

(4)  Based on a price of $.1302 which is 93% of the lowest closing price of our common stock during the five day period commencing
January 2, 2006 through January 9, 2006.

The Lower The Stock Price, the Greater the Number of Shares Issuable Under the Investment Agreement Which Could Contribute to the Future Decline of Our Stock Price and Materially Dilute Existing Stockholders' Equity and Voting Rights.

The number of shares that Dutchess will receive under its agreement with us is calculated based upon the market price of our common stock prevailing at the time of each "put". The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that Dutchess will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

The Sale of our Stock Under the Dutchess Agreement Could Encourage Short Sales by Third Parties, Which Could Contribute to the Future Decline of our Stock Price and Materially Dilute Existing Stockholders' Equity and Voting Rights.

Neither the Investment Agreement or the Debenture Agreement contain restrictions on short selling. Accordingly, any significant downward pressure on the price of our common stock can encourage short sales by them or others, subject to applicable securities laws. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock or if we have not performed in such a manner to show that the equity funds raised will be used by us to grow. Such an event could place further downward pressure on the price of our common stock. Even if we use the proceeds under the agreement to grow our revenues and profits or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Investment Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

RISKS  RELATING  TO  OUR  COMMON  STOCK:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. During the last twelve months we have been current in all of our periodic reporting, except for our quarterly report for the three months ended March 31, 2005. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will receive proceeds from the sale of shares of our common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under that agreement will be equal to 93% of the lowest closing Best Bid (or highest posted bid price of our common stock) for the five trading days following the day that we submit a Put Notice to Dutchess that we intend to sell shares to it. We may also receive proceeds from the issuance of shares upon exercise of the warrants, if exercised.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement assuming a sale of 10%, 25%, 50% and 100% of the shares issuable under that agreement. We have the ability to draw down the full $10,000,000 pursuant to the agreement, however we may draw down less than that amount.


                                  10%             25%           50%             100%
                               ----------     ----------     ----------     -----------
Gross Proceeds                 $1,000,000     $2,500,000     $5,000,000     $10,000,000

Net Proceeds after offering
expenses and fees(1)           $  950,000     $2,450,000     $4,950,000     $ 9,950,000

Debt Repayment                 $  940,000     $  940,000     $  940,000     $   940,000

Use of proceeds:
General Working Capital        $   10,000     $1,510,000     $4,010,000     $ 9,010,000
                               ===========    =============  =============  =============

(1) Assumes estimated offering expenses and fees of $45,800 (includes (a) estimated legal fees and expenses of $25,000, (b) estimated accounting fees and expense of $20,000 and (c) SEC filing fees of $800).


                              INVESTMENT AGREEMENT

On December 23, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LP, ("Dutchess") a Delaware limited partnership, for the future issuance and purchase of shares of our common stock. This Investment Agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

In general, the drawdown facility operates as follows: Dutchess, has committed to provide us up to $10,000,000 as we request it over a 36 month period, in return for common stock we issue to Dutchess. We, in our sole discretion, may during the Open Period deliver a "put notice" (the "Put Notice") to Duchess which states the dollar amount which we intend to sell to Dutchess on the Closing Date. The Open Period is the period beginning on the trading after this Registration Statement is declared effective (the "Effective Date") and which ends on the earlier to occur of 36 months from the Effective Date or termination of the Investment Agreement in accordance with its terms. The Closing Date shall mean no more than 7 trading days following the Put Notice Date. The Put Notice Date shall mean the Trading Day immediately following the day on which Dutchess receives a Put Notice, however a Put Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by Dutchess if such notice is received prior to 9:00 am EST, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 9:00 am EST on a Trading Day.

The amount that we shall be entitled to Put to Dutchess shall be equal to, at our election, either: (A) 200% of the U.S. market average daily volume of our common stock for the three Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three daily closing bid prices immediately preceding the Put Date, or (B) $200,000. During the Open Period, we shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The Purchase Price for the Common Stock identified in the Put Notice shall be equal to 93% of the lowest closing Best Bid price of the Common Stock during the Pricing Period. The Pricing Period is the period beginning on the Put Notice Date and ending on and including the date that is 5 trading days after such Put Notice Date.

DUTCHESS'  OBLIGATION  TO  PURCHASE  SHARES

Upon the receipt by Dutchess of a validly delivered Put Notice, Dutchess shall be required to purchase from us, during the period beginning on the Put Notice Date and ending on and including the date that is five Trading days after such Put Notice, that number of shares having an aggregate purchase price equal to the lesser of (a) the Put Amount set forth in the Put Notice and (b) 200% of the aggregate trading volume of our common stock during the 10 trading days prior to the applicable Put Notice Date (x) the lowest closing bid price of our common stock during the specified Pricing period, but only if such said shares bear no restrictive legend and are not subject to stop transfer instructions, prior to the applicable Closing Date.

Conditions  to  Dutchess'  obligation  to  purchase  shares

We shall not be entitled to deliver a Put Notice and Dutchess shall not be obligated to purchase any shares at a closing unless each of the following conditions are satisfied:

A. a Registration Statement shall have been declared effective and shall remain effective and available at all times until the Closing with respect to the subject Put Notice for the resale of all the common stock issuable pursuant to the Investment Agreement;

B. at all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of four consecutive Trading Days during the Open Period and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our Common Stock;

C. we have complied with our obligations and are otherwise not in breach of a material provision of, or in default under, the Investment Agreement and the Registration Rights Agreement or any other agreement executed in connection with the Investment Agreement, which has not been corrected prior to delivery of the Put Notice Date;

D. no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

E. the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the foregoing events occurs during a Pricing Period, then Dutchess shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Mechanics  of  Purchase  of  shares  by  Dutchess

The closing of the purchase by Dutchess of Shares (a "Closing") shall occur on the date which is no later than seven Trading Days following the applicable Put Notice Date (each a "Closing Date"). Prior to each Closing Date, (I) we shall be required to deliver to Dutchess pursuant to the Investment Agreement, certificates representing the Shares to be issued to Dutchess on such date and registered in the name of Dutchess; and (II) Dutchess shall deliver to us the purchase price to be paid for such Shares.

As compensation to Dutchess for a delay in issuance of the Shares beyond the Closing Date, we have agreed to pay late payments to Dutchess for late issuance of the Shares (delivery of the Shares after the applicable Closing Date) in accordance with the following schedule (where "No. of Days Late" is defined as the number of trading days beyond the Closing Date. The Amounts are cumulative.):



LATE  PAYMENT  FOR  EACH
NO.  OF  DAYS  LATE                        $10,000  OF  COMMON  STOCK

          1                                 $100
          2                                 $200
          3                                 $300
          4                                 $400
          5                                 $500
          6                                 $600
          7                                 $700
          8                                 $800
          9                                 $900
          10                              $1,000
          Over 10                         $1,000 + $200 for each Business Day late beyond 10 days


We shall pay any late payments in immediately available funds upon demand by Dutchess.

OVERALL  LIMIT  ON  COMMON  STOCK  ISSUABLE.

If during the Open Period we become listed on an exchange that limits the number of shares of our common stock that may be issued without shareholder approval, then the number of Shares issuable by us and purchasable by Dutchess, including the shares of Common Stock issuable to Dutchess, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "Maximum Common Stock Issuance"), in excess of the Maximum Common Stock Issuance shall first be approved by our shareholders in accordance with applicable law and our By-laws and Amended and Restated Certificate of Incorporation, if such issuance of shares of Common Stock could cause a delisting on the Principal Market. Our failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Securities or Dutchess' obligation in accordance with the terms and conditions of the Investment Agreement to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation.

TERM

The Investment Agreement shall expire (a) when Dutchess has purchased an aggregate of $10,000,000 of our Common Stock or (b) 36 months after the Effective Date of the registration statement of which this prospectus forms a part, whichever occurs earlier.

SUSPENSION

The Investment Agreement shall be suspended upon any of the following events and shall remain suspended until such event has been rectified:

A. the trading of our Common Stock is suspended by the SEC, the Principal Market or the NASD for a period of four consecutive Trading Days during the Open Period; or,

B. Our Common Stock ceases to be registered under the 1934 Act or listed or traded on the Principal Market.

Upon the occurrence of one of the above-described events, the Company shall send written notice of such event to the Investor.

SAMPLE  CALCULATION  OF  STOCK  PURCHASES

The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Dutchess in connection with that drawdown based on the assumptions noted in the discussion below.

SAMPLE  PUT  AMOUNT  CALCULATION AND PURCHASE PRICE CALCULATION

The Put amount may at our election be either (i) $200,000 or; (ii) 200% of the averaged daily volume (U.S market only) of our common stock for the 10 trading days prior to the applicable put notice date, multiplied by the lowest closing Best Bid Price during the 5 trading days subsequent to the Put Date.

The calculation below is based upon average daily volume of our common stock prior to a Put Notice Date of December 29, 2005

Set forth below is a trading summary of our Common Stock for the period from December 14, 2005 through January 6, 2006.


     Date        Bid         Ask        Close      Volume
-----------------------------------------------------------

   14-Dec-05     0.25        0.30        0.30       95,800
   15-Dec-05     0.22        0.25        0.25       20,500
   16-Dec-05     0.20        0.22        0.20       20,000
   19-Dec-05     0.20        0.24        0.24       52,200
   20-Dec-05     0.19        0.24        0.24            0
   21-Dec-05     0.16        0.19        0.19       30,000
   22-Dec-05     0.16        0.19        0.19            0
   23-Dec-05     0.16        0.19        0.19        1,600
   27-Dec-05     0.16        0.19        0.16       12,600
   29-Dec-05     0.13        0.15        0.14       97,900
   30-Dec-05     0.13        0.14        0.14            0
   3-Jan-06      0.13        0.14        0.14            0
   4-Jan-06      0.13        0.14        0.14            0
   5-Jan-06      0.13        0.15        0.14        5,000
   6-Jan-06      0.13        0.15        0.14            0

The average daily volume for the 10 trading days prior to December 29, 2005 based upon the foregoing table is 23,270. 200% of the average daily volume is 46,540.

The average of the 5 daily closing bid prices subsequent to the Put Date of December 29, 2005 is $.13. The total Put Amount based upon the assumptions set forth above is $46,450 multiplied by 93% of the lowest closing Best Bid Price during the Pricing Period (93% x .13 = .1209)=$5,616.

                               DEBENTURE AGREEMENT

On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of its five-year convertible debentures to Dutchess. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately with an additional $125,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $.13. Our obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of our assets.

INTEREST  AND  PAYMENTS

We will pay 12% annual coupon on the unpaid face amount of the Debenture. We are required to make payments as set forth in the table below.


            Principal   Amount with Accrued               Applied to   Applied to  Applied to
            Amount Due  Interest for Period    Payment     Principal    Interest   Redemption
 1/1/2006  $220,000.00     $222,180.24       $  2,180.24  $      0.00  $2,180.24   $      0.00
2/15/2006  $220,000.00     $222,180.24       $ 56,315.03  $ 43,307.83  $2,180.24   $ 54,134.79
 3/1/2006  $176,692.17     $178,443.22       $ 56,315.03  $ 43,651.18  $1,751.05   $ 54,563.98
 4/1/2006  $133,040.98     $134,359.44       $ 56,315.03  $ 43,997.26  $1,318.46   $ 54,996.57
 5/1/2006  $ 89,043.73     $ 89,926.17       $ 56,315.03  $ 44,346.07  $  882.44   $ 55,432.59
 6/1/2006  $ 44,697.65     $ 45,140.62       $ 56,315.03  $ 44,697.65  $  442.96   $ 55,872.07
 7/1/2006       ($0.00)         ($0.00)      $283,755.39  $220,000.00  $8,755.39   $275,000.00


Subsequent to the Effective Date, Dutchess can either request a payment as set forth in the table above to elect to convert a portion of the Debenture in an amount equal to the payment amount.

CONVERSION

Dutchess may convert the face amount of the Debenture, plus accrued interest, in whole or in part by giving us written notice. The fixed conversion price is $.13. No fractional or scrip shares will be issued on conversion. In addition, in the event that any portion of the Debenture remains outstanding on the Maturity Date, such outstanding amount shall be automatically converted into shares of our common stock. In the event that we do not make delivery of the common stock as instructed by Dutchess, we shall be obligated to pay to Dutchess 3% in cash of the dollar value of the Debentures being converted, compounded daily, per each day after the 4th business day following the conversion date that the Common Stock is not delivered to Dutchess.

The number of shares included in this Registration Statement with respect to the
Debenture  is 1,692,308   This is based upon the fixed conversion price of $.13.

EVENTS  OF  DEFAULT

We  will  be  considered  in  default  if  any  of  the following events occurs:

(a) we do not make a Payment of the principal of the Debenture by conversion into Common Stock within five (5) business days of the Maturity Date, upon redemption or otherwise;

(b) we do not make a payment, other than a payment of principal, for a period of three business days thereafter;

(c) any of our representations or warranties contained in the Subscription Agreement (executed in connection with the Debenture Agreement) or the Debenture were false when made or we fail to comply with any of our the agreements executed in connection with Debenture and such failure continues for a period of five (5) business days, and such default in not cured within five (5) business days after the receipt of notice from Dutchess;

(d) we, pursuant to or within the meaning of any Bankruptcy Law; (i) commences a voluntary case; (ii) consents to the entry of an order for relief against us in an involuntary case; (iii) consents to the appointment of a Custodian on our behalf or for all or substantially all of our property or (iv) makes a general assignment for the benefit of our creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against us in an involuntary case; (B) appoints a Custodian on our behalf or for all or substantially all of our property or (C) orders our liquidation, and the order or decree remains unstayed and in effect for sixty (60) calendar days;

(e) our Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board for in excess of three consecutive Trading Days;

(e) we violate any terms and conditions of the Registration Rights Agreement executed by us in connection with the Debenture Agreement;

(f) the Registration Statement, of which this Prospectus forms a part, underlying the Debenture is not declared effective by the SEC within twelve (12) months of the Issuance Date.

In  the  Event  of  Default,  Dutchess  may  among  other  things:

(a)  elect  to  secure  a  portion  of our assets not to exceed 200% of the Face
Amount  of  the  Note,  in  Pledged  Collateral;

(b) elect to garnish Revenue from us in an amount that will repay the Holder on the payment schedule set forth above;

(c) exercise its right to increase the Face Amount of the Debenture by ten percent (10%) as an initial penalty and for each Event of Default under the Debenture;

(d) elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as a penalty for liquated damages which will be compounded daily;

LIMITATION  ON  AMOUNT  OF  CONVERSION  AND  OWNERSHIP

The Debenture provides that Dutchess shall not be entitled to convert that amount of Debenture into common stock, which when added with the sum of the number of shares beneficially owned by Dutchess would exceed 4.99% of the number of shares of our common stock outstanding on the conversion date.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our  common  stock  is quoted on the OTC Bulletin Board under the symbol "WLKF".

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                  High($)           Low ($)
                                  -------           -------
2003
First Quarter                       0.80             0.15
Second Quarter                      0.75             0.20
Third Quarter                       0.55             0.25
Fourth Quarter                      0.50             0.25

2004
First Quarter                       0.65             0.20
Second Quarter                      1.50             0.35
Third Quarter                       0.55             0.16
Fourth Quarter                      0.76             0.16

2005
First Quarter                       0.75             0.21
Second Quarter                      0.48             0.15
Third Quarter                       0.48             0.22
Fourth Quarter                      0.30             0.14


HOLDERS

As of January 4, 2006, we had approximately 226 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer and Trust Company.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o  discuss  our  future  expectations;

o contain projections of our future results of operations or of our financial condition; and

o  state  other  "forward-looking"  information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We entered the marketing of funeral funding products through our merger in March 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are similar to fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience in return for the sharing of commissions.

Although we have entered into a marketing agreement with Hilb, Rogal and Hobbs of Southern California, Parker Benefits and Motivano to market final expense and prearrangement policies on behalf of major insurance carriers to their clients and their employees, these firms have not been successful in marketing our products. This may be as a result of them giving their own products a priority since they receive a higher commission structure. As a result, we may be required to market directly to potential clients in addition to seeking to acquire other agencies that market other products to its clients base which we then can add our products to their product lineup. Our ability to accomplish this will be directly related to our ability to raise capital through Dutchess Private Equity, LLP, discussed below and/or other sources in addition to using said potential capital to pay off our debt obligations.

Our ability to raise capital may be affected by several factors including but not limited to our default under a $50,000 10% Convertible Promissory Note and a lack of liquidity of our common stock. Additionally our ability to raise capital from sources other than Dutchess may be affected by our minimal revenues, the losses that we incur, our stockholders deficiency and our financial condition including our working capital deficit. Potential capital sources may require us to pay off existing indebtedness before providing any capital to us and we may be unable to do so.


Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans, mortgage products and other voluntary benefits.

As a result of the minimal revenues currently being achieved by the Company, we are actively looking to expand our services and offerings through acquisitions. We will seek to finance these acquisitions through the sale of our equity. Although we are not currently involved in any acquisitions, we have entered into an equity line, as discussed below, with Dutchess Private Equity, LLP , the proceeds of which may be used towards these potential acquisitions. If and when an acquisition appears probable, we will revise our disclosure to reflect the terms of the acquisition agreement and the potential ramifications. We will seek to raise additional equity and debt to accomplish these potential acquisitions. We have been exploring a variety of potential acquisitions in the insurance, employee benefit and mortgage fields. Although we have not entered into any purchase agreements, we are hopeful that we will be able to enter into and consummate a transaction in the near future. We had previously entered into an equity line with Fusion Capital but do not intend to utilize it and will use the equity line entered into with Dutchess.

During November 2004, our independent auditors, Marcum & Kliegman LLP, advised us that the auditors had identified a deficiency in our internal controls, which was designated a "material weakness." The material weakness indicated that there is inadequate organizational structure within our accounting operations. We have no central corporate accounting department. Each subsidiary independently maintains its own books and records and all disbursements are done at the subsidiary level. This decentralizes the accounting function and limits the effectiveness of our internal control procedures to detect potential misstatements and fraudulent accounting and financial reporting. The subsidiary accounting departments do not have the sophistication to critically evaluate and implement new accounting pronouncements, such as stock based transactions for options, warrants and common stock at times have improperly recorded and required audit adjustments proposed by our auditors. We believe this material weakness resulted from continued cost cutting efforts and a failure to generate cash flows from operations, which resulted in the termination of employees during our fiscal years ended December 31, 2004 and 2003. We have implemented some procedures and are currently developing procedures to help minimize the risks associated with this material weakness. These procedures include using an independent accountant/bookkeeper to review, compile and consolidate our financial statements on a quarterly and annual basis. In addition, we expect to hire a chief financial officer with public company experience within the next twelve months and relieve our chief executive officer of his current chief financial officer duties. While we don't believe that there has been a material impact on our financial in the past there are uncertainties that the material weakness may have a material impact on our financial statements in the future. These uncertainties arise from our need to raise capital and our inability to critically evaluate and record properly any equity transactions that we may enter into.

CRITICAL  ACCOUNTING  POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles or GAAP in the United States. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company believes that are our critical accounting policies include: recognition of transactions revenues and accounting for stock options and warrants.

REVENUE  RECOGNITION

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

ACCOUNTING  FOR  STOCK-BASED  COMPENSATION

We account for options granted to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and comply with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the strike price, i.e. the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and ratably for future services over the option-vesting period.

We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We will be required to account for options and warrants for employees during the annual reporting period beginning after December 15, 2005 as a result of the FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation."

The Black-Scholes option-pricing model is used to estimate the fair value of a stock option. The model calculates the theoretical fair value based on a number of assumptions utilizing, the stock price, strike price, expiration date, risk-free rate of return, and the standard deviation (volatility) of the stock's return. Stock based compensation valuations may differ significantly if we used a different option model, based on the before mentioned assumptions and the alternative model's formula driven calculations. We have not relied on any other option pricing models for the issuance of our options or warrants as the Black-Scholes option-pricing model is currently the model most widely used for reporting companies. The uncertain assumptions estimating the valuation of these equity transactions may have a material effect on our financial performance during the reported periods.

NEW  ACCOUNTING  PRONOUNCEMENTS

In May 2005, the FASB issued FASB 154 - Accounting Changes and Error Corrections replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

RESULTS  OF  OPERATIONS

Three  Months  Ended  September  30,  2005  compared  to the same period in 2004

Net sales for the three months ended September 30, 2005 were $ 85,490 as compared to $ 55,586 for the three months ended September 30, 2004, almost all of which was which was generated by ADS. Although National Preplanning has entered into several strategic relationships which allows for the marketing of its products by third parties, the marketing of NPI's products has not resulted in any material revenues being achieved. ADS seeks to increase its sales lost as a result of losing the business from its largest client during the 3rd quarter of 2003, Service Corporation International, which brought all of its trust assets that were administered by third parties in-house and is close to achieving net income. Although ADS has achieved positive cash flow it still is incurring a net loss and seeks to increase its revenues to halt this loss.

Operating expenses for the three months ended September 30, 2005 were $ 353,361 of which $ 235,636 was generated by NPI, $ 29,166 was generated by Walker, and $ 88,559 was generated by ADS. Operating expenses were composed of $ 155,485 of compensation expense, $26,102 of professional fees, consulting fees of $ 54,000, general and administrative expense of $ 99,924 and depreciation of $17,850. Operating expenses for the three months ended September 30, 2004 were $ 437,710 of which $ 284,368 was incurred by NPI, and $ 134,175 was incurred by ADS and 19,167 was incured by Walker.

The loss from continuing operations for the three months ended September 30, 2005 was $ 316,488 as compared to $ 453,951 for the three months ended September 30, 2004. The loss from continuing operation for the three months ended September 30, 2005 was composed of a loss of $ 3,069 from ADS, a loss of $ 284,253 from NPI, and a loss of $ 29,166 from Walker International Industries. This compares with the loss incurred for the three months ended September 30, 2004 of $ 453,951 of which $ 134,000 was incurred by ADS and $279,492 was incurred by NPI and $ 40,459 was attributable to Walker. Although NPI has yet to generate any meaningful revenues the Company continues to incur losses relating to its infrastructure costs, administrative costs and costs incurred related to potential acquisitions.

Interest expense for the three months ended September 30, 2005 was $48,617 as compared to interest expense for the three months ended September 30, 2004 of $ 71,827. Interest expense is derived by the costs of borrowing funds. The decrease is due to the savings of interest expense due to the conversion of $ 795,000 10% Convertible Promissory Notes to equity.

As a result of the foregoing, we incurred a net loss of $316,488 for the three months ended September 30, 2005 or $.02 per share, compared to a net loss of $454,459 for the three months ended September 30, 2004 or $.06 per share.

Nine  Months  Ended  September  30,  2005  compared  to  the same period in 2004

Net sales for the nine months ended September 30, 2005 were $ 242,583 all of which was generated by ADS. Net sales for the nine months ended September 30, 2004 were $ 156,377, almost all of which was generated by ADS. Although National Preplanning has entered into several strategic relationships which allows for the marketing of its products by third parties, the marketing of NPI's products has not resulted in any material revenues being achieved. ADS seeks to increase its sales lost as a result of losing the business from its largest client, Service Corporation International, which brought all of its trust assets that were administered by third parties in-house and is close to achieving net income. Although ADS has achieved positive cash flow it still is still incurring a net loss and seeks to increase its revenues to halt this loss.

Operating expenses for the nine months ended September 30, 2005 were $ 1,400,198 of which $ 1,016,558 was generated by NPI, $ 296,474 was generated by ADS and $ 87,166 was generated by Walker International Industries. Operating expenses for the nine months ended September 30, 2004 were $ 1,288,917 of which $ 789,000 was generated by NPI, $ 81,917 was generated by Walker and $ 418,000 was generated by ADS. Of the expenses that were incurred for the nine months ended September 30, 2005, $ 483,184 was compensation expense, $175,285 were professional fees, $ 396,100 were related to consulting expenses, $ 278,012 were general and administrative expenses and $67,617 was depreciation expense.

Interest expense for the nine months ended September 30, 2005 was $ 311,569 as compared to interest expense for the nine months ended September 30, 2004 of $ 123,743. The increase from the prior year relates to our interest expense related to the equity conversion of our convertible debt and interest related to equity.

As a result of the foregoing, we incurred a net loss of $ 2,402,977 for the nine months ended September 30, 2005 or $ (.18 )per share as compared to a net loss of $ 1,318,278 for the nine months ended September 30, 2004 or $ (.17) per share. Of the loss for the nine months ended September 30, 2005, a loss of $ 2,261,931 can be attributed to NPI (of which $933,793 debt conversion charge), a loss of $ 53,891 can be attributed to ADS and a loss of $ 87,155 can be attributable to Walker International Industries as compared to the nine months ended September 30, 2004 loss of $1,318,278 where a $849,430 loss can be attributable to NPI, a loss of $ 143,484 can be attributable to Walker and a loss of $ 263,369 can be attributable to ADS and $61,995 is attributable for the discontinuance of Kelly Color. Of the loss attributable to NPI for the nine months ended September 30, 2005 $ 933,793 is attributable the debt conversion expense related to the conversion of $ 745,000 10% Convertible Promissory Notes and $ 311,569 is attributable to interest expense related to other borrowings.

YEAR  ENDED  DECEMBER  31,  2004  AND  2003

Net sales for the year ended December 31, 2004 and 2003 were approximately $240,810 and $1,025,426 , respectively, Of these amounts during 2004 and 2003, $2,177 and $11,000 were generated by NPI, respectively, $238,631 and $1,015,000 were generated by ADS, respectively. The amounts generated by NPI were a result of its efforts in marketing pre-need policies out of funeral homes located in New Jersey. NPI no longer markets pre-need policies out of funeral homes. Although NPI has entered into several strategic relationships that allow for the marketing of its products in the workplace, the marketing of NPI's products has not resulted in any material revenues. ADS has still been unable to recover from the loss of its largest client, Service Corporation International, which now out-sources its administration of trust funds overseas.

Cost of sales for the year ended December 31, 2004 and 2003 was included in discontinued operations. Kelly Color no longer operates the photographic lab, has sold its assets and has placed the building which has housed the photographic lab up for sale.

Operating expenses for the year ended December 31, 2004 were $1,863,707, of which $1,173,517 was incurred by NPI, $141,860 was incurred by Walker and $548,330 was incurred by ADS. For the year ended December 31, 2003, operating expenses were $1,748,711, of which $675,608 was generated by NPI and $1,073,103 was generated by ADS.

The operating loss from continuing operations for the year ended December 31, 2004 was $1,862,224, of which $1,410,665 was incurred by NPI, $141,860 was incurred by Walker and $309,699 was incurred by ADS. The loss from discontinued operations, all of which was incurred by Kelly Color was $61,995. The loss from continuing operations for the year ended December 31, 2003 was $1,021,969, of which $788,574 was incurred by NPI and $233,395 was incurred by ADS. Although NPI has yet to generate any meaningful revenues, we continue to incur losses relating to increased marketing, sales, infrastructure, technology to prepare for potential sales to commence in the second quarter of 2005. We reduced the amount of labor costs at ADS after the loss of our largest client. However, ADS incurred substantial losses in 2004.

Interest expense for the year ended December 31, 2004 was $239,325, as compared to an interest expense for the year ended December 31, 2003 of $123,902. Interest expense is derived by the costs of borrowing funds, amortization of debt discounts and penalties related to failures to comply with debt provisions.

As a result of the foregoing, we incurred a net loss of approximately $1,924,219 for the year ended December 31, 2004 or $0.241 per share, compared to a net loss of $1,209,460 for the year ended December 31, 2003 or $0.161 per share. Of the loss for the year ended December 31, 2004, a loss of $1,410,665 may be attributed to NPI, a loss of $141,844 may be attributed to Walker, a loss of $309,715 may be attributed to ADS and a loss of $61,995 may be attributed to the discontinued operations of Kelly Color. Of the loss for the year ended December 31, 2003, $788,574 may be attributed to NPI, a loss of $187,492 may be attributed to Walker and a loss of $233,394 may be attributed to ADS. Of ADS's loss, $174,782 represented a one-time charge related to the impairment of customer lists.

LIQUIDITY  AND  CAPITAL  RESOURCES

We have negative working capital of $1,569,072 at September 30, 2005 compared to negative working capital of $1,858,265 at December 31, 2004. A working capital deficiency or negative working capital results when the Company's current liabilities exceeds its current assets. Our working capital deficiency is principally the result of borrowings which are currently due or will become due within the next 12 months.

Net cash used in operating activities was $ 450,760 for the nine months ended September 30, 2005 compared to net cash used in operating activities of $ 897,012 for the nine months ended September 30, 2004. The decrease is primarily a result of our closing of the Kelly Color operations in addition to less expenses incurred at our American DataSource unit due to decreased payroll and operational expense, including lower rental costs and decreased payroll and marketing expense in our National Preplanning subsidiary.

Net cash used in investing activities for the nine months ended September 30, 2005 was $ 803 as compared with $ 14,806 for the nine months ended September 30, 2004. During both nine month periods ending September 30, 2005 and September 30, 2004 respectively investing activities were limited to the purchase of property and equipment.

Net cash provided by financing activities was $ 470,529 for the nine months ended September 30, 2005 as compared with $441,211 for the nine months ended September 30, 2004. During the nine months ended September 30, 2005 the Company sold common stock of $ 100,000, bridge notes in the amount of $ 326,000 and a note payable in the amount of $ 100,000. As a result of these activities, our cash and cash equivalents positions were $ 98,294 at September 30, 2005 as compared to $ 79,329 as of December 31, 2004.

In September 20, 2005, the Company entered into a Modification Agreement which modified certain terms of Promissory Notes outstanding between the Company and a lender ("Lender"). Pursuant to this Modification Agreement the maturity dates of certain Promissory Notes dated May 22, 2004 and August 5, 2004 were extended to a maturity date of May 15, 2006 with certain principal payments required to be made by the 15th of the months of January-May, 2006. Additionally 175,000 warrants that were previously issued carrying an exercise price of $ .45 received a reduced exercise price of $ .30. In addition, another 17,500 warrants to acquire the Company's common stock carrying an exercise price of $ .30 were issued to the Lender.

The Company additionally entered into another 10% Promissory Note for $125,000, with the Lender having a maturity date of May 15, 2006. Lender was issued 175,000 warrants carrying an exercise price of $ .30.

 We intend to use the Dutchess equity line to repay outstanding indebtedness, for potential acquisitions and for working capital. Failure to have this registration statement to be declared effective will prevent us from drawing on the full amount of equity outlined in the agreement and at this point it is impossible to quantify how much if any capital will be available to us. We are currently in default with respect to approximately $ 155,000 in promissory notes.

Our  recent  financing  activities  included  the  following  transactions:

o In December 2003, we issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000 and due in December 2006. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter. The subscription agreements for the 10% Notes required, among other matters, that we register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. We were obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that we failed to cause such registration. We failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares. The 10% Notes required an interest payment on July 1, 2004 in the aggregate amount of $49,057. We failed to remit these interest payments. The failure to make these interest payments is an "event of Default" under the 10% Notes, although the holders of the 10% Notes did not give us notice of such event of Default. The occurrence of an event of Default would result in the interest rate on the 10% Notes to be increased to 12% per annum. We have the right to avoid the declaration of an event of Default due to the failure to tender the July 1, 2004 interest payment by issuing to the holders additional shares of our common stock at the per diem rate of 0.003125 shares for every $1.00 of principal, or an aggregate of 2,640.625 shares per day. The 10% Notes also prohibited us from additional borrowings, without the prior approval of the placement agent for the 10% Notes or the holders of a majority of the aggregate principal amount of the 10% Notes. In May and August 2004, we borrowed, without approval, an aggregate of $250,000. Further, in July 2004, we borrowed, without approval, an additional $50,000 from an officer/stockholder and, in December 2004 through February 2005, sold and issued, without approval, 10% convertible promissory notes in the aggregate principal amount of $375,000. On July 11, 2005, we sold, without approval a 10% note. In October 2004, we offered to the holders of the 10% Notes one share of our common stock for each $0.30 of principal evidenced by the 10% Notes and one share of our common stock for each $0.23 of accrued interest due under the 10% Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Notes. We agreed to

(a) use our best efforts to expeditiously register for resale the shares that the holders of the 10% Notes would receive in such exchange and (b) issue additional shares to the holders in the event that we issued shares to certain third parties for consideration less than $0.30 at any time prior to December 4, 2006. On January 5, 2005, we issued a total of 2,938,036 shares of our common stock to the holders of 10% Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203 for settlement of such 10% Notes. As a result of the debt settlement, we wrote off $125,695 of deferred financing costs previously amortized. The charge was included as an interest expense on the statement of operations for the nine months ended September 30, 2005. We have a remaining principal balance of $50,000 due to the holders of the note, and incurred approximately $26,000 and $3,950, respectively, of interest and penalty interest included in the statements of operations for the nine and three months ended September 30, 2005. Upon the effectiveness of the debt settlement, we recorded a conversion charge of $993,793, which is the estimated fair value of the additional shares of our common stock issued in excess of the amount of shares that were issuable at the original conversion prices for the debt. The $ 50,000 10% Senior Secured Note that is still outstanding is due January, 2006, and is expected to be repaid out of proceeds from our equity line with Dutchess.

o In July 2002, we entered into a credit facility with a bank consisting of a $150,000 secured line of credit with interest payable monthly at the bank's prime rate plus 1.25%, expiring on July 3, 2004. The Line of Credit was modified in June 2005 and, as modified, requires monthly payments of $1,510 and a final payment of the outstanding balance in July 2006. There was $147,700 outstanding under the Line of Credit as of September 30, 2005. The Line of Credit is collateralized by the Kelly Color property located in North Carolina.

o In May 2004, we sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of our common stock at an exercise price of $.71 per share. The fair value of these warrants is $35,000 using the Black Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the promissory note. In August, 2004, the due date of such promissory note was extended to no later than January 2, 2005 and the exercise price of the warrants was reduced to $.45. On September 20, 2005 the Company entered into a Modification Agreement which modified certain terms of the 6% Promissory Notes outstanding. Pursuant to this Modification Agreement the maturity dates of the Promissory Notes dated May 22, 2004 and August 4, 2004 were extended to a maturity date of May 15, 2006. Additionally 175,000 warrants that were previously issued carrying an exercise price of $ .45 received a reduced exercise price of $ .30. Using the Black-Scholes option pricing model an additional charge was not required for the modification of the 175,000 previously issued warrants. The bridge notes have a stated repayment plan as follows:



--------------------------------------------
  Maturity Date                      Payment
--------------------------------------------
January 15, 2006                    $ 30,000
February 15, 2006                     40,000
March 15, 2006                        50,000
April 15, 2006                        60,000
May 15, 2006                          70,000
                                    --------
                                    $250,000
                                    ========
--------------------------------------------


On September 20, 2005, the Company also granted to the note holder 17,500 warrants to purchase common stock at an exercise price of $0.30 per share as consideration for the receipt of $125,000 (bridge note dated September 20, 2005), and the extension of the due date for $250,000 of bridge notes dated May 22, 2004 and August 4, 2004. The estimated fair value of the warrants using the Black-Scholes option pricing model has nominal value.

o In July 2004, Mitchell S. Segal, our president, chief executive and financial officer and a stockholder, advanced the Company $50,000.00. In December 2004, this officer and stockholder advanced to us an additional $12,500.00. These advances are non-interest bearing and have no definitive repayment terms. As of September 30, 2005, we repaid the officer and stockholder a total of $36,500 of the advances.

o In August 2004, the due date of a 6% promissory note originally issued by NPI prior to March 19, 2002 was extended to the earlier of

(a) the date which is 60 days following the effectiveness of a registration statement under the Securities Act registering for resale the shares of our common stock issuable upon exercise of the warrants sold and issued with the 6% promissory note or (b) January 2, 2005. The consideration tendered by us in connection with the extension of the due date of the 6% promissory note was a reduction in the exercise price of the warrants sold and issued with the 6% promissory note to $.15 per share. In January 2005, the maturity date of the 6% promissory note was extended to December 31, 2005.

o  In  August  2004,  we  sold  and  issued,  for  gross  proceeds  of $125,000,
(a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of our Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. the maturity date of this note has not been further extended and, as of June 30, 2005, the principal amount due under the note remains at $125,000.

o In September and October 2004, we sold $200,000 of our common stock to accredited investors pursuant to Regulation D of the Securities Act of 1933 at a purchase price of $.20.

o On November 24, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to obtain up to $6.0 million in equity financing from Fusion Capital. As a result of the Dutchess equity line discussed below, we have no current intention to issue shares under the Fusion agreement. On December 23, 2005, we entered into an Investment Agreement with Dutchess as more fully described herein. Upon the effectiveness of the registration statement, we have the right to control the amount of stock sold, if any, subject to certain limitations, to Dutchess. However, our ability to control the timing and amount of stock sold may be affected by limitations on the percentage of stock Dutchess will hold at particular times. Consequently, if Dutchess cannot sell our shares due to a lack of liquidity in our common stock, our ability to be able to obtain money from Dutchess Capital for acquisitions or to pay down our current debt may be hindered or limited.

As a result of these activities, our cash and cash equivalents decreased to $79,329 as of December 31, 2004, compared to cash and cash equivalents of $597,739 as of December 31, 2003. We expect to spend approximately $1,000,000 over the next twelve months to fund and expand our business. Approximately $50,000 will be spent by NPI for marketing and technology to assist in the distribution and marketing of its products. ADS will spend approximately $50,000 to upgrade its technology.

During the ordinary course of business, we normally do not rely on loans and advances from insiders. However, during 2004, an officer and director lent us a total of $62,500 of which $50,500 remains outstanding. We do, however, rely on other fund raising activities to support our operations and acquisition strategy. We intend to utilize proceeds of the Dutchess equity financing to support our operations.

We are obligated to register a total of 2,936,890 shares for resale of our common stock issued to the former holders of our 10% Senior Secured Convertible Promissory Notes.

PLAN  OF  OPERATIONS

We entered the death care pre-arrangement business as a result of our acquisitions of NPI and ADS in March 2002. Through our Kelly Color subsidiary, we acted as a film processor for professional photographers, our historical business since incorporation in 1967. We discontinued the operations of Kelly Color in February 2004.

NPI has generated only minimal amounts of revenue from the sale of pre-need and final expense insurance policies . The insurance commissions are paid by the insurance companies that create, underwrite and issue these policies for which we act as agents. ADS earns administrative fees on the administration of pre-need funds in trust which are paid by the trust.

NPI is the subsidiary from which we plan on achieving much of our growth. NPI has entered into various strategic relationships and selling agreements which will allow it to market its products to a number of individuals. Although NPI's agreements allow it to market its products to over 3 million individuals, the timing of when the marketing occurs, the amount of marketing that occurs and the communication that is delivered to these potential clients are all subject to the decisions and control of both our strategic partners and the ultimate client groups. As a result, NPI's has yet to generate minimal revenues from its worksite marketing strategy and has only generated minimal revenue selling pre-need policies out of funeral homes located in New Jersey. In this instance, insurance agents that work for funeral homes in New Jersey sold pre-need insurance policies to individuals to cover the costs of their future funerals. These insurance agents were licensed with certain insurance carriers who issued said policies through NPI's licensed arrangements with these carriers. Consequently, NPI shared commissions earned from the sale of these policies. NPI is not actively marketing in conjunction with these New Jersey insurance agents and does not expect to receive any additional commission revenues from this relationship.

Most of the marketing that currently is planned for NPI's products is marketing that directs potential consumers to our enrollment website, as well as our partner's web enrollment site. Although the internet has seen a significant level of growth in use for the sale of various products, the use of the internet for the sale of voluntary benefit products is relatively new. We will closely monitor the response rate to our enrollment and marketing strategy.

NPI originally sought to acquire direct third party marketers of pre-arranged death care that marketed pre-arranged death care services primarily by direct mail, as well as operating the pre-arrangement office in many funeral home locations. We have since changed our focus to focus on potential acquisitions in the employee benefit, insurance, mortgage and work-site marketing areas which allow for the cross-selling of our products, in addition to other businesses which market products and services which benefit the baby boomer and senior population segments.

Our ability to acquire businesses is dependent upon our ability to raise capital which may be affected by several factors including our default under a $ 50,000 10% Convertible Promissory Note and a lack of liquidity of our common stock. Additionally our ability to raise capital from sources other than Dutchess may be affected by our minimal revenues, the losses that we incur, and our financial picture including our working capital deficit. Potential capital sources may require us to pay off existing indebtedness before providing any capital to us and we may be unable to do so.


ADS is currently seeking to increase the amount of pre-need trust monies it administers. ADS administers approximately $40 million in trust funds. In September 2003, ADS lost a significant source of revenues when its biggest client, Service Corporation International, the largest funeral home and cemetery operator in the country, removed approximately $70 million of trust assets that ADS administered and sought administration of such assets overseas. SCI removed all trust assets under administration from a variety of outside vendors such as ADS. As a result, ADS has increased its efforts to administer trust funds held by various state funeral association trusts, establish and market master trusts to the independent funeral home community and to acquire existing trust administration companies.

There can be no assurance that we will achieve successful and profitable results from our distribution and marketing efforts or that we will be able to complete acquisitions within the work-site marketing and employee benefit sectors.

We intend any acquisitions to be accomplished through issuances of stock (including under our Investment Agreement with Dutchess described below), debt and cash, or a combination of such forms of consideration. Potential acquisitions will have to be structured to take into account our needs to take care of our working capital deficit and long term liabilities. Acquisition structures may include increased payouts, earnouts as well as future issuances of common stock subject to certain conditions. Accordingly, any future merger or acquisition may have a dilutive effect on our stockholders as of the time of such mergers and acquisitions. Additionally, our ability to accomplish any future acquisitions may depend on our cash position, our ability to raise capital, outside of the Dutchess transactions, the stock price of our common stock, and our ability to service any debt we may incur.

We believe that our operating results may fluctuate greatly quarter to quarter due to several factors, including the success of our merger and acquisition strategy and the impact of any increases in our results of operations as we pursue new business in the death care services industry.

There also can be no assurance that we will be successful in consummating any of our plans, including planned acquisitions, curing defaults under exiting debt obligations and securing from Dutchess or other sources the $1 million in working capital required to continue our operations for the next twelve months. To the extent that we are unsuccessful in our plans to increase our cash position, by raising additional capital from Dutchess or from other sources, we may find it necessary to further curtail some of our operations and possible future acquisitions. These matters raise substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should we be unable to continue as a going concern.

RECENT  DEVELOPMENTS

Debt  Modification

In September 2005, we entered into a Modification Agreement relating to terms of certain of our debt obligations. Pursuant to this Modification Agreement, the maturity dates of certain Promissory Notes dated May 22, 2004 and August 5, 2004 were extended to May 15, 2006 with certain principal payments required to be made on the 15th of each of five the months starting in January, 2006. In addition, the exercise price of 175,000 warrants was reduced from $ .45 to $.30. We also issued to the holder of the notes three-year year warrants to purchase 17,500 of our common stock at $ .30 per share. We also issued to the noteholder another 10% Promissory Note evidencing indebtedness of $125,000 with Lender having a maturity date of May 15, 2006. Lender was issued 175,000 warrants carrying an exercise price of $ .30.

On April 7, 2005, we entered into a purchase agreement to acquire 90% of the issued and outstanding stock of Disability Access Consultants, Inc. from its sole shareholder, Barbara Thorpe, for a total of $2 million, $1 million of which payable in cash and the remainder by a secured promissory note. This agreement was terminated on June 1, 2005. as a result of our due diligence analysis of the operations of the company, its clients and current operations as well as its potential business.

Dutchess  Financing  Transaction

Convertible  Debenture

On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of its five-year convertible debentures to Dutchess Private Equities Fund, II, L.P. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately with an additional $125,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $13. Our obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of our assets.

In connection with the convertible debentures, we also granted to Dutchess warrants to purchase 423,077 shares of common stock at $0.13 per share. The warrants may be exercised for a period of five years and the exercise price is subject to standard adjustment upon the occurrence of certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock.

Investment  Agreement

Also on December 23, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. providing for the sale and issuance to Dutchess from time to time of up to $10,000,000 in shares of our common stock for a period of up to 36 months from the date the registration statement is declared effective. The maximum number of shares that we may put to Dutchess at any one time shall be equal to, at our election, either: (A) 200% of the average daily volume in the U.S. market of our common stock for the ten trading days prior to the date we notify Dutchess of our intent to sell shares to Dutchess, multiplied by the average of the three daily closing bid prices immediately preceding the date of notification, or (B) a number of shares having a value of $200,000. We may not submit a notice until after the completion of a previous sale under the Investment Agreement. The purchase price for the shares to be sold shall be equal to 93% of the lowest closing best bid price of the Common Stock during the five-day period following the date we deliver a notice.

We are obligated to file a registration statement by January 13, 2006 for the registration of the shares of Common Stock issuable upon conversion of the convertible debentures, exercise of the warrants and upon a sale under the Investment Agreement. We are further obligated to use our best efforts to cause the SEC to declare the registration statement effective within 90 days after the filing date of the registration statement. If we do not file the registration statement by January 13, 2006, we will be obligated to pay liquidated damages to Dutchess in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement has not been filed. In addition, if the registration statement is not filed by the filing date, the conversion price of the convertible debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration statement goes without filing. If the registration statement is not declared effective within 90 days of the filing date, we are obligated to pay liquidated damages to Dutchess in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective.

                                    BUSINESS

GENERAL

We entered the marketing of funeral funding products through our merger in March, 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

We market insurance products, currently focusing on prearrangement or pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent on behalf of major insurance carriers, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses. American DataSource has entered into a marketing agreement with Parkway Advisors, Inc. that it hopes will result in an expansion of its client base although there can be no assurance that this will occur. There are no minimal payments due under this agreement by either party.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans, mortgage products and other voluntary benefits.

NATIONAL  PREPLANNING

National Preplanning is our marketing arm and primary face to the end consumer. Through this business unit, we cultivate corporations, unions, affinity groups and their employees and members as clients for our final expense and pre-need insurance products. In addition, National Preplanning has entered into third party sales and marketing agreements with larger employee benefit and insurance firms that will become distribution channels for our products. The firms range from insurance agencies to enrollment firms (firms which enroll individuals in various insurance programs) which market and sell a variety of insurance and benefit products to the same corporate, union and association clients that we seek to sell our product to. National Preplanning provides these marketing channels with marketing materials and private labels our web based enrollment site in their name as they introduce our products to these clients in conjunction with the existing products which they already sell to them.


To support its marketing efforts and to provide end consumers an easy-to-use self-service environment, National Preplanning has developed a technology platform that will allow an individual to choose a selection of death care funding options services in a matter of minutes over the Internet. This technology lends itself to the worksite and affinity marketing strategy we employ.

In an effort to provide potential consumers more value upon the purchase of one of the final expense or pre-need insurance products that we sell, National Preplanning will seek to enter into arrangements with funeral homes whereby we can direct purchasers of funding products to funeral homes which will not only use the funding purchased to allow them to secure a prearranged funeral but also to offer them a discount of ten percent. To this end, National Preplanning has entered into an agreement with Stewart Enterprises, the third largest funeral home operator to accept the funding purchased against a prearrangement that they purchase from Stewart Enterprises. Consequently, National Preplanning will not sell any death care or funeral service packages directly but rather it will sell a life insurance product that is used to fund such a person that is purchased from a funeral home directly. National Preplanning will not receive any revenues from its relationship with Stewart Enterprises

On June 1, 2004, NPI entered into a strategic pre-need sales and marketing agreement with Hilb Rogal & Hobbs Insurance Services of Northern California which will allow NPI to begin marketing funeral pre-arrangement to the employees and affiliates of businesses belonging to the California Chamber of Commerce.
The California Chamber of Commerce represents approximately 12,000 businesses having over 2.3 million employees. NPI has been told that HRH will commence marketing NPI products in the near future. There is no minimum cash commitment relating to this agreement. This agreement calls for the marketing of the insurance products that NPI seeks to market through HRH's internet portal to service the employees of the companies that belong to the California Chamber of Commerce. It does not appear that these firms are actively marketing our products. As a result, we may be required to market directly to potential clients in addition to seeking to acquire other agencies that market other products to its clients base which we then can add our products to their product lineup.

On June 15, 2004, NPI received the approval to market its products to the members of the Benefit Marketing Association, an organization of over 3,200 corporate and individual members engaged in the marketing of benefits that involve the relationship between an employer and their employees, a business and their customers and an organization and their members. NPI's marketing to the members of the Benefit Marketing Association commenced in the third quarter of 2004 and is expected to continue for at least the following three fiscal quarters. There is no minimum cash commitment relating to this agreement. No sales have resulted from this agreement and there can be no assurance that any sales will result from this agreement.

On August 16, 2004, NPI entered into a pre-need sales and marketing agreement with L.F.A. Insurance Services, Inc., an insurance agency specializing in group benefits having over 200 clients with over 5,000 total members. LFA will commence marketing NPI's products in the second quarter of 2005. There is no minimum cash commitment relating to this agreement. No sales have resulted from this agreement and there can be no assurance that any sales will result from this agreement and no sales have resulted from this agreement to date.

On October 6, 2004, NPI entered into a Supplier Agreement with Motivano, Inc. Motivano is a technology -based seller of voluntary benefits to approximately 1,000,000 employees of companies that offer Motivano's products. Under this agreement, commencing in April 2005, NPI's products will be included in Motivano's offerings to such employees. There is no minimum cash commitment relating to this agreement.

On December 8, 2004, we established an advisory board that will be composed of distinguished professionals from the insurance, employee benefit and investment banking communities. The advisory board will serve as a resource to our executive team and will provide input relating to strategic direction, the development of key strategic relationships and the company's future growth plans. The term of the advisory board members is for one year and each member receives six thousand options and an additional 1,000 options for each advisory meeting attended.


On December 15, 2004, NPI entered into a pre-need sales and marketing agreement with The Parker Group Insurance Services, an independent enrollment firm assisting brokers and their clients in developing, educating, communication and delivering employee benefit packages. There is no minimum cash commitment relating to this agreement and no sales have resulted from this agreement to date.

On January 6, 2005, NPI entered into a pre-need sales and marketing agreement with the Christian Benefit Association. Under this agreement, the association will market NPI products to its membership, primarily through online enrollment. There is no minimum cash commitment relating to this agreement and no sales have resulted from this agreement to date.

AMERICAN  DATASOURCE,  INC.

American DataSource was formed in 1984 as a provider of trust administrative services to independent funeral homes across the United States. American
DataSource  was  combined  with  National  Preplanning  and  merged  into Walker
International  Industries  (our  predecessor), a public company, in March, 2002.

American DataSource utilizes its a proprietary software system to administer pre-need funeral and cemetery trust funds of independent and corporate owned funeral homes and cemeteries throughout the United States. American DataSource currently administers over $40 million in pre-need assets.

The trust administration business consists of detailed record keeping, management of all contracts between the funeral provider and the customers, allocations of trust earnings and expenses to the individual participants in the trust, tax reporting, and reconciliation of the trust statement to the books on a monthly basis.

American DataSource achieves revenues by generating trust administration fees on prearranged monies funded through trust. We view the administration market of these assets as a growth vehicle while simultaneously enabling us to differentiate ourselves from our competitors by offering full-service funding options. Although prearranged funerals are funded through either the purchase of a final expense or pre-need insurance policy or by placing monies in trust, National Preplanning's marketing efforts are primarily focused on the marketing and selling of insurance. American Data Source seeks to market its services directly to funeral homes and funeral home associations as opposed to direct to consumer marketing by having consumers fund their prearrangements by placing monies in trust. During the nine months ended September 30, 2005, approximately 94% of ADS's revenues were generated by three customers: American Funeral Plan, Carriage Services, Inc. and Texas Prepaid Funeral Fund.

STRATEGY

WORKSITE  AND  AFFINITY  MARKETING

Prearranged funeral products were traditionally marketed out of funeral homes through local direct mail advertising campaigns. We believe, however that we can gain greater market traction and penetration into the consumer marketplace by marketing prearranged funerals as a voluntary benefit that an employer, union, or other affinity group may offer to its employees or members. A variety of insurance products are not marketed through these channels.

Worksite and affinity marketing is largely comprised of the sale of voluntary benefits through employers or affinity groups. This marketing strategy has seen enormous growth in the past few years for several reasons. From a product provider's standpoint, worksite/affinity marketing reduces customer acquisition costs, improves sales conversion ratios ( i.e. the amount of sales that occur as a percentage of the target population), allows for effective customer targeting and segmentation, reduces customer maintenance costs, and increases customer retention. We believe our use of worksite and affinity marketing strategies for our final expense and prearrangement products will provide us with these same benefits.

From an employer or affinity group perspective, the opportunity to offer products to its employees and members at no cost has been highly valued. It is an easy way to offer more value to employees or members at no cost. As a result, the scope of these voluntary product offerings has grown dramatically, but still does not appropriately address death care products and services.


Target  Market  Characteristics:  Age  and  Income  Segments

Prearrangement products have historically been marketed to individuals who are 65-85 years of age. However, based upon the graying baby boomer population, we believe there is an opportunity to expand this age bracket to include the aging Baby Boomer market (consumers aged 45-65) as these individuals address their personal financial and retirement needs. We believe aging Baby Boomers have a higher likelihood to purchase funeral related and pre-need products because Baby Boomers typically: 1) seek out customized products and services; 2) desire to control all aspects of their lives; and 3) are independent thinkers and develop their own ideas. The pre-need product fits well with these traits. Considering these facts, we define our target market broadly as those individuals aged 45-85 spanning the Baby Boomer and senior markets.

Based upon market intelligence gained in our past and current marketing efforts, we believe our products are best suited for middle to lower income individuals (adjusted gross income of $35,000 to $75,000) with a minimal to moderate level of financial sophistication. In addition, the pre-arrangement product is well received by individuals who are methodical self-planners as well as those who have witnessed the financial and emotional hardships placed on those who have made funeral arrangements for recently deceased loved ones. Further, National Preplanning's products appeal to savers as well as business-minded individuals who realize that making funeral arrangements is a very emotional process and want to ensure those planning their funeral are not taken advantage of at a time when they are vulnerable. Finally, National Preplanning's products may appeal to people who choose to assemble their own financial plan without employing the services and incurring the fees of a financial planner.

DISTRIBUTION

National Preplanning is a wholesaler of final expense and pre-need insurance. These two products are for the most part identical except that a pre-need insurance policy is assigned to a particular funeral home in conjunction with a prearrangement contract with that funeral home at the time of issuance as opposed to a final expense policy which may or may not be assigned to a particular funeral home. As a wholesaler, National Preplanning does not have a direct field sales force and has created relationships with agents, brokers and other intermediaries that currently sell voluntary products into large affinity groups. These agents and brokers become licensed under National Preplanning's managing general agency and then resell the prearrangement products on National Preplanning's behalf. The parties share commissions upon a sale.

AGGREGATORS

Another key component of National Preplanning's marketing strategy involves striking relationships with organizations that have aggregated large pockets of National Preplanning's targeted clients. These organizations are unions, associations, financial institutions, churches and/or employers.

BENEFITS  DELIVERY  COMPANIES

In order to reach employee populations, National Preplanning has partnered with benefits administration firms that also offer their clients a portfolio of optional benefits. Benefit administration firms are basically insurance agencies that solely use a web based platform for the distribution, administration and enrollment of core and voluntary benefits to employees on behalf of their employers. This will directly integrate the pre-need product with the benefits delivery platform, which enables National Preplanning to penetrate thousands of worksite locations.

ONLINE  DISTRIBUTION  PARTNERSHIPS

National Preplanning may also establish marketing partnerships with established online insurance marketplaces for the distribution of pre-need products. As National Preplanning pursues this strategy, it will initiate discussions with large, established sites that have proven consumer traffic volume that fits the demographic profile of the National Preplanning consumer population.

INDUSTRY

In the U.S., there were 2.4 million deaths in 2000, an increase of more than 250,000 deaths over 1990 totals, due in large part to the population growth and the increasing age of the population. (Journal of American Medical Association, 291:10). Thus, despite increases in life expectancy and improvements in healthcare, the prearrangement of death care services is expected to rise at a rate of one percent annually. In addition, because the market focus of the death care industry is on one of life's certainties, the industry is not exposed to a significant risk of recession and, based on third party projections, is expected to continue to grow steadily.

This growth rate is, in part, due to the graying "Baby Boomer" generation, which has, and will continue to have, a tremendous effect upon the death care industry for the next 20-30 years. This generation includes 78 million Americans born between 1946 and 1965 and represents nearly 30% of the total U.S. population. (Funeral Wire, May 17, 2005)

Baby Boomers have changed the death care industry in several key ways. First, they have demanded more personalized service from funeral service providers. Second, they have pushed for the ability to pre-arrange funerals and finally, they have shown more interest in cremation. These changes have led to a significant shift in death care industry offerings.

Specifically focusing on prearrangements, historically these products were marketed out of funeral homes through local direct mail advertising campaigns. The product emerged as a new revenue stream for funeral service providers who were looking to expand revenue and capitalize upon "pre-event" marketing. Today, the aging of the "baby boomer" population is expected to increase the demand for prearrangement services for the next 20-30 years.

COMPETITION

The death care industry is highly competitive, although we believe that there is no other company in the industry with a business model substantially identical to ours.Nevertheless, we face substantial competition in all aspects of our current business. Our competitors may be deemed to include insurance companies, captive distribution systems of insurance companies, independent insurance intermediaries and boutique broker-general agents. To a small degree, we also will compete with individual and corporate funeral homes that act as agents for insurance companies and trust administrators.

Various death care industry constituents, insurance companies and insurance agencies and agents market various forms of final expense and prearrangement products. We believe that our strategy of marketing these products to corporations, unions and associations is unique based upon our knowledge of existing industry competition. Although we might have a head start in going after this client base there is nothing to prevent our competitors from using this marketing strategy. Additionally our efforts have revealed that we are subject to the timing and desire of our marketing partners as to when they wish to commence the marketing of our products.

Our general impression is that the average life insurance agent believes that funeral costs may be covered by life insurance products and, as a result, National Preplanning's products are not needed. This may affect the number of marketing agreements we may ultimately be able to enter into. We believe that we offer a better policy since it includes an inflation rider (previously defined). Similarly, financial planners may advocate that consumers prepare financially for their own funeral costs by purchasing low risk investments that offer better yields than National Preplanning products.

Traditional insurance agents and brokers may become valuable distributors of National Preplanning products after they receive more education on these products. We believe that insurance agents/brokers as well as financial planners will particularly appreciate the funeral rate lock feature of National Preplanning products, which differentiates this offering from other financial products.


PROVIDER  FUNERAL  HOMES  (INDEPENDENT  AND  CONGLOMERATE)

Independent and conglomerate funeral homes alike are attempting to market prearrangement products today. We do not view these groups as competitors. Rather, we believe that National Preplanning can become a marketing infrastructure that can be utilized by either independent or conglomerate funeral homes to improve their ability to achieve revenues from the sale of prearrangement products. Our marketing infrastructure enables independent and conglomerates alike to achieve their key goals - increasing market share in their respective geographic regions while reducing internal costs associated with marketing and administration. As a result, we view these two groups to be potential fulfillment partners. In fact, this is a significant differentiator for us as we seek to aggressively expand our network of participating funeral home providers.

OTHER  COMPETITORS

To the extent that third party marketers, insurance agencies, banks, trust companies, administrators and/or software companies enter the prearrangement market, we expect some competition from these arenas. However, we believe our structure, product mix, marketing strategy, and business partners will enable us to gain market traction more quickly.

REGULATION
State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents, regulation of the handling and investment of third-party funds held in a fiduciary capacity and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. This continual reexamination may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect our business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive. We are required to be licensed to engage in the insurance agency and brokerage business in most of the jurisdictions where we do business. We currently have been licensed in the following jurisdictions:

o  California,

o  Florida,

o  Illinois  and

o  New  Jersey.

The insurance laws and regulations of all United States jurisdictions also require individuals who engage in agency, brokerage and certain other insurance service activities to be licensed personally. These laws and regulations also govern the sharing of insurance commissions with third parties. We believe that any payments made by or received by us are in compliance with applicable laws and regulations. However, should any regulatory authority take the position, and prevail, that certain payments by us violate the insurance laws and regulations relating to the payment or sharing of commissions, that regulatory authority could require that we stop making or receiving those payments or that the entities receiving or making those payments become licensed. In addition, if this were to occur, the regulatory authority could impose fines or penalties on us. We believe, however, that we could continue to operate our business by requiring that these entities be licensed or by making payments directly to licensed individuals.

                                    EMPLOYEES

We currently have eight full time employees, with two in management, two in business development and sales and four in administration. Currently, there exists no organized labor agreements or union agreements between our employees and us. We believe that our relations with our employees are good.

We have entered into consulting agreements with a variety of industry professionals which call for the introduction by them to potential marketing partners that may be interested in distributing our products to their customers.


                             DESCRIPTION OF PROPERTY

We maintain our principal office at 990 Stewart Avenue, Suite 650, Garden City, New York 11530. Our telephone number at that office is (516) 832-7000 and our facsimile number is (516) 832-7979. We lease 2,150 square feet of office space at our principal office. The monthly rent is $4,300. In addition, our wholly-owned subsidiary, American DataSource, leases offices located at 13111 Norwest Freeway - Suite 100, Houston, Texas 77040. These offices contain approximately 3,000 square feet and are leased from an unaffiliated third party for a monthly base rental of approximately $3,000. The lease currently expires in December 2008. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS



Name                      Age       Position
--------------------------------------------------------------------------------
James M. Lucas, Sr.        58       Chairman of the Board of Directors

Mitchell S. Segal          46       President, Chief Executive Officer, Chief
                                    Financial Officer and Director and President
                                    of National Preplanning, Inc., our
                                    wholly-owned subsidiary

Peter Walker               59       Director


Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

Currently, our insider Directors are not compensated for their services. Non-employee directors are entitled to receive automatic grants of options to purchase 7,150 shares of our common stock upon first becoming a director of our company and annually thereafter. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

JAMES M. LUCAS, SR. James N. Lucas, Sr. became our chairman of the board upon completion, and pursuant to the terms, of our acquisition of American DataSource, Inc. in March 2002. Mr. Lucas served as the president of American DataSource from 1999 until January 2004. Mr. Lucas currently is President and Chief Executive Officer of Professional Association Consultants, a third-party marketer operating in the death care industry. From 1990 to 1995, Mr. Lucas served as President and owner of International Funeral Associates, Inc. Mr. Lucas had previously served as President (1990), Executive Vice-President (1988-1989), Vice-President of Sales and Membership (1986-1987) of International Funeral Associates. Mr. Lucas sold International Funeral Associates to a major public insurer in 1995. From 1988 to 1990, Mr. Lucas also served as a Vice-President of Service Corporation International, one of the world's largest funeral home operators. From 1968 to 1986, he was the owner and operator of Lucas Funeral Homes, which consisted of four wholly owned funeral homes and three partially owned funeral homes in Tarrant County, Texas. Lucas Funeral Homes was sold to Service Corporation International in 1986. Mr. Lucas received his Bachelor Degree in Business Administration and a license from the Dallas Institute of Mortuary Services in 1968.

MITCHELL S. SEGAL. Mitchell S. Segal became our president and chief executive officer and a member of our board of directors upon completion, and pursuant to the terms, of our acquisition of National Preplanning Inc. in March 2002. Mr. Segal has served as the president of National Preplanning since its inception in 1999. He has spoken at several national conferences on issues relating to the death care industry. Mr. Segal received a B.A. degree from Boston University in 1981 and a J.D. degree from Hofstra Law School in 1984. He was employed by the accounting firm Arthur Andersen in its tax department from 1984 to 1986. Mr. Segal served as an assistant vice president in the direct investment division of NYLIFE Securities, a subsidiary of New York Life Insurance, from 1986 to 1987. Thereafter, Mr. Segal was a vice president in the realty investment group of Shearson Lehman Brothers from 1987 to 1990. From 1990 to 1998, Mr. Segal was in private practice.

PETER WALKER. Peter Walker served as our president and chief executive officer (from 1984) and chairman of the board (from 1987) of our company until March 2002 when he resigned all of such positions upon completion, and pursuant to the terms, of our acquisition of American DataSource and National Preplanning Inc. in March 2002. Despite such resignations, Mr. Walker continues to serve as a director of our company, which he as been since March 2002 Between 2002 and February 2004, Mr. Walker served as president of Kelly Color Laboratories, Inc., our wholly-owned subsidiary. From 1977 to 1984, Mr. Walker was executive vice-president, secretary and a director of our company.

AUDIT  COMMITTEE

We do not have an Audit Committee. Our board of directors performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.


COMPENSATION  COMMITTEE

We do not have a Compensation Committee. Our board of directors perform some of the same functions of a Compensation Committee, including setting executive officer compensation.

NOMINATING  COMMITTEE

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, our Board of Directors intend to continually evaluate the need for a Nominating Committee.

ADVISORY  BOARD

On December 8, 2004, we established an Advisory Board that will be composed of distinguished professionals from the insurance, employee benefit and investment banking communities. The Advisory Board will serve as a resource to our executive team and will provide input relating to strategic direction, the development of key strategic relationships and the company's future growth plans. On December 14, 2005, Mr. Jack Kwicien became the first member of our Advisory Board. Mr. Kwicien has over 30 years of executive management and entrepreneurial experience in the insurance and work-site marketing arenas. Mr. Kwicien is currently the managing partner of Daymark Capital Advisors, a consulting and investment banking firm with expertise in benefits administration, human resource services and work-site marketing of property and casualty insurance, health insurance and financial services products in the U.SMr. Kwicien is the founder of Rewards Plus, a national employee benefits company that leverages internet technology and work-site marketing strategies to deliver core and voluntary benefits to employers and employees. We granted Mr. Kwicien a three-year option to purchase 6,000 shares of our common stock upon his joining our Advisory Board, which shares become exercisable ratably over the first twelve months following grant. Mr. Kwicien is to receive an additional three-year option to purchase 1,000 shares of our common stock for each Advisory Board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Kwicien have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement.

On January 13, 2005, Jim Quimet joined our Advisory Board. Mr. Quimet has approximately 30 years of experience in the insurance industry of which 20 years has been devoted to work-site marketing. Mr. Ouimet is Chairman and CEO of the James Group, LLC, an insurance sales and marketing consulting organization he founded in 1995. Mr. Ouimet is part owner and a director of the National Association of Professional Enrollment Specialists (a/k/a The Benefit Marketing Association), an insurance industry work-site marketing focused association. In 2000, he was inducted into the International Work-site Marketing Hall of Fame. We granted Mr. Quimet a three-year option to purchase 6,000 shares of our common stock upon his joining our Advisory Board, which shares become exercisable ratably over the first twelve months following grant. Mr. Quimet is to receive an additional three-year option to purchase 1,000 shares of our common stock for each Advisory Board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Quimet have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement.

THE  ADVISORY  BOARD  IS  NOT  PART  OF  OUR  BOARD  OF  DIRECTORS.


EXECUTIVE  COMPENSATION

The following table sets forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2004, 2003 and 2002 exceeded $100,000:


                                                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mitchell S. Segal         2004    220,000          0            0            -            -            -             -
  President, CEO          2003    210,000          0            0            -            -            -             -
  and CFO (1)             2002    156,923          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Peter Walker              2004    100,000          0            0            -            -            -             -
  President of            2003    100,000          0            0            -            -            -             -
  Kelly Color             2002    100,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

(1) Mr. Segal became our president and chief executive officer in March 2002 and our chief financial officer in October 2002.


STOCK  OPTION  PLANS

In September 2002, our stockholders approved our 2002 Equity Incentive Plan. Our executive officers are eligible to receive awards under this plan.

OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR

None.

EMPLOYMENT  AGREEMENTS

MITCHELL  SEGAL

We have entered into an employment agreement with Mitchell Segal to serve as our president and chief executive officer through December 31, 2005. Under Mr. Segal's employment agreement, we paid Mr. Segal an annual base salary of $220,000 for 2004, with annual increases of not less than $10,000, plus annual bonuses equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of our net income, provided our net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with us is terminated by us except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by our board of directors.

Mr.  Segal's  employment  agreement  provides  for  him  to  be paid his salary:

o  for  a  six-month  period  following his termination due to a disability; and

o for the entire remaining employment term in the event his termination is otherwise than for cause or disability.


PETER  WALKER

We entered into an employment agreement with Peter Walker through March 18, 2012. Under Mr. Walker's employment agreement, we will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. Mr. Walker's employment agreement does not require Mr. Walker to devote a minimum number of hours to the business. Mr. Walker's employment agreement does require us to use our best efforts to cause Mr. Walker to be nominated for election to our board of directors during the term of Mr. Walker's employment agreement.

Mr.  Walker's  employment  agreement  provides  for  him  to be paid his salary:

o  for  a  two  year  period  following his termination due to a disability; and

o for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be

o  in  the  seventh  year,  150%  of  his  salary  at  the  time of termination,

o in the eighth year, 200% of his salary at the time of termination, in the ninth year, 250% of his salary at the time of termination, and

o  in  the  tenth  year,  300%  of  his  salary  at  the  time  of  termination.

As of December 31, 2004, we were in arrears under Mr. Walker's employment agreement in the amount of $32,964.

DIRECTOR  COMPENSATION

We currently do not have in effect a policy regarding compensation for serving on our board of directors. However, we do reimburse our directors for their reasonable expenses incurred in attending meetings of our board and our non-employee directors are entitled to receive automatic grants of options to purchase 7,150 shares of our common stock upon first becoming a director of our company and annually thereafter.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

In July 2004, Mitchell S. Segal, our president, chief executive and financial officer and a stockholder, advanced the Company $50,000.00. During the nine months ended September 30, 2005, the Company borrowed an additional $13,450 for working capital purposes and repaid $27,000 of the advances. As of September 30, 2005, the total amount due the officer/stockholder was $36,450. These advances are non-interest bearing and have no definitive repayment terms.

Our previous executive offices were located at 370 Old Country Road - Suite 200, Garden City, New York 11530. These offices were provided rent-free pursuant to an oral arrangement with the Whitmore Group, LLC, an entity in which the principal owner is James Metzger, one of our former directors. The fair market value of the rent-free arrangement was immaterial to our financial statements.

On November 24, 2004, we entered into a common stock purchase agreement with Fusion Capital, an entity that owns in excess of 5% of our issued and outstanding Common Stock, to obtain up to $6.0 million in equity financing from Fusion Capital. Under the agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued Walker Financial common stock over a period of time up to twenty-four months commencing after the date a registration statement with respect to the shares to be sold to Fusion Capital is declared effective. We intend to file that registration statement as soon as the registration statement of which this prospectus forms a part is declared effective. We have the right to control the timing and the amount of stock sold, if any, to Fusion Capital. Pursuant to this agreement, we agreed to initially issue to Fusion Capital 794,702 commitment shares and 60,000 signing fee shares of our common stock (which shares have been issued). We will pay no cash commitment fee to Fusion Capital to obtain this agreed funding. Funding of the initial $6.0 million would occur over a period of time commencing upon fulfillment of certain conditions. Upon completion of this funding, at our sole discretion, we have the right to enter into a new agreement with Fusion Capital covering the sale of up to an additional $6.0 million of common stock.

The Fusion Capital Agreement provides limitations on the percentage of stock Fusion will hold at particular times and in no event may Fusion hold greater than 9.9% of the outstanding stock of the Company. Consequently, if Fusion cannot sell the shares due to the lack of liquidity in the common stock of the Company, the Company's ability to be able to obtain money from Fusion Capital for acquisitions or to pay down the Company's current debt may be hindered or limited. As a result of our agreement with Dutchess, we have no intention to obtain capital through the Fusion equity line.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 6,, 2006:

o by each person who is known by us to beneficially own more than 5% of our common stock;

o  by  each  of  our  officers  and  directors;  and

o  by  all  of  our  officers  and  directors  as  a  group.




NAME AND ADDRESS                                     NUMBER OF        PERCENTAGE OF
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)        CLASS
--------------------------------------------------------------------------------------
Mitchell S. Segal               Common Stock          1,839,670           13.2%
990 Stewart Ave., Suite 650
Garden City, NY 11530

James M. Lucas, Sr.             Common Stock            459,960            3.3%
Ensure, Inc.
517 North Sylvania Ave.
Fort Worth, TX 76111

Peter Walker                    Common Stock          1,052,390(3)         7.6%
990 Stewart Ave., Suite 650
Garden City, NY 11530

All Officers and Directors      Common Stock          3,409,020           24.1%
as a group (3 persons)

James M. Lucas, Jr.             Common Stock            689,940            5.0%
Ensure, Inc.
517 North Sylvania Ave.
Fort Worth, TX 76111

Fusion Capital Fund II, LLC     Common Stock            854,702 (4)        6.1%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, IL 60654

David L. Cohen                  Common Stock          1,263,841 (5)        9.1%
1800 Rockaway Avenue
Hewlett, NY 11557

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 6, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)  Based  upon  13,922,220  shares  issued and outstanding on January 6, 2006.


(3) Includes (a) 558,620 shares of our common stock held by The Robert Walker Life Insurance Trust in which Mr. Walker serves as trustee and in which Mr. Walker is the beneficiary of 450,000 shares owned by this trust and is the brother of the beneficiary of the remaining shares owned by this trust, and (b) 165,000 held by a second trust for which Mr. Walker is the sole beneficiary. Mr. Walker disclaims any beneficial ownership to the shares owned by The Robert Walker Life Insurance Trust, other than the 450,000 shares for which he is the beneficiary under this trust.

(4) Steven Martin and Joshua Scheinfeld retain voting and investment control over the shares held by Fusion Capital Fund.

(5) Includes (a) 1,238,841 shares of common stock and (b) 25,000 shares of our common stock issuable upon exercise of options currently exercisable.


                            DESCRIPTION OF SECURITIES

COMMON  STOCK

We are authorized to issue up to 100,000,000 shares of common stock, par value $.10. As of January 4, 2006, there were 13,922,220 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged American Stock Transfer & Trust Company, located in Brooklyn, New York, as independent transfer agent or registrar.

PREFERRED  STOCK

We are authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.10, none of which are issued and outstanding.

OPTIONS

There are currently 52,170 options outstanding pursuant to our employee-stock option plan.

WARRANTS

We have 200,000 warrants outstanding exercisable at $0.15 per share, which expire in March 2006. We have 724,063 warrants outstanding exercisable at $0.28 per share, which expire in July 2008. We have 31,463 warrants outstanding exercisable at $0.30 per share, which expire in July 2006. We have 175,000 warrants outstanding exercisable at $0.45 per share, which expire in August 2007. We have 17,860 warrants outstanding exercisable at $4.20 per share, which expire in July 2006. We have 10,760 warrants outstanding exercisable at $6.30 per share, which expire in July 2006. We have 10,760 warrants outstanding exercisable at $7.23 per share, which expire in July 2006. We have 423,077 warrants outstanding exercisable at $0.13 per share that expire in December 2010. We have 187,500 warrants outstanding exercisable at $0.16 that expire in February 2008. We have 93,750 warrants outstanding exercisable at $0.71 that expire in February 2008.

CONVERTIBLE  SECURITIES

There are currently $645,000 worth of convertible securities outstanding. Fifty thousand dollars worth of the convertible securities outstanding are 10% Senior Secured Convertible Promissory Notes which have a maturity date of December 5, 2006, are convertible, at the option of the holder, into our common stock at any time prior to December 4, 2005 at the conversion rate (subject to adjustment) of one share of common stock for every $0.71 of principal and accrued interest converted and at any time from December 5, 2005 through the maturity date at the conversion rate (subject to adjustment) of one share of common stock for every $1.25 of principal and accrued interest converted. Each 10% note is subject to automatic conversion, at the then applicable conversion rate, if, (a) for any twenty consecutive trading days, (i) the market price of our common stock equals or exceeds $3.00 and (ii) the trading volume for our common stock equals or exceeds 50,000 shares, and (b) the conversion shares are either (i) subject to an effective registration statement under the Securities Act of 1933 or (ii) available for resale pursuant to Rule 144 promulgated under the Securities Act.

An additional $375,000 of convertible securities are 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock. Each of these notes is due on February 15, 2006 and bears interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each holder of a note has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount standing under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share.

The balance of $220,000 consists of convertible debentures. On December 23, 2005, we entered into an agreement providing for the sale of $220,000 in principal amount of its five-year convertible debentures to Dutchess Private Equities Fund, II, L.P. The convertible debentures bear interest at 12% per annum. The first $95,000 (less expenses) was funded immediately with an additional $125,000 to be funded immediately upon filing of the registration statement of which this prospectus forms a part. Dutchess may convert the convertible debentures into shares of our common stock any time at a fixed conversion price of $.13. Our obligation to repay the amounts outstanding under the convertible debentures is secured by substantially all of our assets. If not converted, the debentures are to be repaid in monthly installments until paid in full by July 1, 2006.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the common stock by one or more of the following methods, without limitation:

o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

o  Privately  negotiated  transactions;

o  In  connection  with  short  sales  of  company  shares;

o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

o  By  pledge  to  secure  debts  of  other  obligations;

o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o  In  a  combination  of  any  of  the  above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

Dutchess and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock are "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.


A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outstanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                   PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholder. Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.



-----------------------------------------------------------------------------------------------------------------------------------
                             Common Shares         Percentage of    Common Shares Issuable  Shares           Beneficial Ownership
                             Beneficially Owned    Outstanding      upon Exercise of        Registered in    after this Offering(2)
                             by  Selling           Shares           Securities forming      this Offering
                             Shareholder Before    Beneficially     part of this Offering
                             Offering (1)          owned Before
Name of Selling Shareholder                        Offering
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Number of   Percent(3)
                                                                                                             Shares
-----------------------------------------------------------------------------------------------------------------------------------
Dutchess Private Equities       694,718(5)             4.99%            51,833,334(6)          51,833,334        -0-        0.0%
 Fund  II, LLP (4)
J.P. Turner & Associates        187,500(7)             1.3%               187,500             187,500           -0-
Anthony & Jacqueline Towell      12,500(7)              *                  12,500              12,500           -0-
Flavio Marquez                   18,750(7)              *
Adrian Kimberly                   6,250(7)              *                   6,250               6,250           -0-
Roy Bento                         6,250(7)              *                   6,250               6,250           -0-
Mickey Robinson                   6,250(7)              *                   6,250               6,250           -0-
Ben Manny                         6,250(7)              *                   6,250               6,250           -0-
Patrick Decavaignac               6,250(7)              *                   6,250               6,250           -0-
Daniel Decavaignac                6,250(7)              *                   6,250               6,250           -0-
Deanna Decavaignac                6,250(7)              *                   6,250               6,250           -0-
David Rosen                       6,250(7)              *                   6,250               6,250           -0-
Patrick & Virginia Lavelle        6,250(7)              *                   6,250               6,250           -0-
Jason Halpern                     6,250(7)              *                   6,250               6,250           -0-

* Less than 1%.

(1)  Ownership as of January 6, 2006, for the selling stockholders based on information provided by the selling stockholders or known to  us.

(2)  Because the selling stockholders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering.  Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) A total of 13,922,220 shares of common stock were issued and outstanding as of January 6, 2006.

(4)  Michael Novielli and Douglas Leighton, the managing members of Dutchess Capital Management, LLC, the general partner of
Dutchess Private Equities Fund II, LLP share dispositive and voting power with respect to shares held by Dutchess Private Equities
Fund  II, LLP.

(5)  The transaction documents with Dutchess limit to 4.99% that entity's percentage ownership of our issued and outstanding common stock.

(6)  Represents (i)50,000,000 shares of common stock that potentially may be issued upon the draw down of $10,000,000 on our equity line, (ii) all of the common stock that potentially may be issued upon the conversion of $220,000 convertible debenture at a fixed conversion price of $.13 per share in an aggregate of 1,692,308  shares, and (iii) all of  the  common  stock that potentially may be issued upon the exercise of 423,077  common share purchase warrants.  Although we may issue more than 50,000,000 under the
Investment Agreement, this figure represents the maximum number we are contractually bound to register herewith.  The Debenture
Agreement contains contractual restrictions on beneficial share ownership limiting Dutchess' beneficial ownership to 4.99%.

(7)  Represents shares issuable upon exercise of warrants.


                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Marcum & Kliegman LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Walker Financial Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.


INDEX  TO  FINANCIAL  STATEMENTS


-----------------------------------------------------------------------------------------------
Report of independent registered public accounting firm                         F-2
-----------------------------------------------------------------------------------------------
Consolidated balance sheet at December 31, 2004                                 F-3
-----------------------------------------------------------------------------------------------
Consolidated statements of operations for the years ended December 31, 2004
and 2003                                                                        F-4
-----------------------------------------------------------------------------------------------
Consolidated statements of stockholders' equity (deficiency) for the years
ended December 31, 2004 and 2003                                                F-5
-----------------------------------------------------------------------------------------------
Consolidated statements of cash flows for the years ended December 31, 2004
and 2003                                                                        F-6
-----------------------------------------------------------------------------------------------
Notes to consolidated financial statements                                      F-7 to F-21
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Condensed Consolidated Balance Sheet (Unaudited) as of September  30, 2005      F-21
-----------------------------------------------------------------------------------------------
Condensed Consolidated Statements of Operations (Unaudited) for the Three and
Nine Months Ended September 30, 2005 and 2004                                   F-22
-----------------------------------------------------------------------------------------------
Condensed Consolidated Statements of Cash Flows (Unaudited) for the Nine
Months Ended September 30, 2005 and 2004                                        F-23
-----------------------------------------------------------------------------------------------
Notes to Condensed Consolidated Financial Statements (Unaudited)                F-25 to F-33
-----------------------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors  of
Walker  Financial  Corporation

We have audited the accompanying consolidated balance sheet of Walker Financial Corporation (the "Company") as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004, and the results of operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses since inception and has a working capital deficiency and is in default of certain Bridge Notes as of December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.



/s/  Marcum  &  Kliegman  LLP
     Marcum  &  Kliegman  LLP
     New  York,  New  York
     February  17,  2005


                 WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2004

                                     ASSETS
Current assets -
   Cash and cash equivalents                                              $       79,329
   Accounts receivable                                                            20,512
   Discontinued assets                                                            22,436
   Prepaid expenses and other current assets                                       5,700
                                                                          ---------------
     Total current assets                                                        127,977
Property and equipment, net                                                      257,670
Other assets -
   Deferred financing costs, net                                                 143,651
   Other assets                                                                    9,949
                                                                          ---------------
     Total other assets                                                          153,600
                                                                          ---------------
       Total assets                                                       $      539,247
                                                                          ===============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities -
   Accounts payable and accrued expenses                                  $      229,478
   Note payable                                                                  105,000
   Line of credit, bank                                                          140,874
   Accrued interest                                                              186,450
   Bridge notes payable, net of debt discount of $10,000                         414,000
   Due to officer-stockholder                                                     50,000
   10% Convertible Senior Subordinated Secured Notes                             845,000
   Discontinued liabilities                                                       15,440
                                                                          ---------------
     Total current liabilities                                                 1,986,242
                                                                          ---------------
Commitments and contingencies
Stockholders' deficiency -
   Common stock, par value $0.10 per share, 10,000,000 shares
      authorized, 9,511,510 shares issued and outstanding                        951,151
   Additional paid in capital                                                  3,994,430
   Accumulated deficit                                                        (6,112,576)
   Deferred compensation                                                        (280,000)
                                                                          ---------------
     Total stockholders' deficiency                                           (1,446,995)
                                                                          ---------------
       Total liabilities and stockholders' deficiency                     $      539,247
                                                                          ===============


                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                          2004              2003
                                                                      -------------    --------------
Net revenues                                                          $    240,808     $   1,025,426
Operating expenses
   Compensation                                                            850,941           835,865
   Professional Fees                                                       189,196           117,044
   Consulting Fees                                                         222,200           151,988
   General and Administrative                                              601,370           643,814
                                                                     -------------    --------------
Total Operating Expenses                                                 1,863,707       1,748,711
Impairment of customer list                                                     --          (174,782)
                                                                     -------------    --------------
   Operating loss                                                       (1,622,899)         (898,067)
Interest expense, net                                                     (239,325)         (123,902)
                                                                      -------------    --------------
   Loss before discontinued operations                                  (1,862,224)       (1,021,969)
   Discontinued operations                                                 (61,995)         (187,491)
                                                                      -------------    --------------
     Net loss                                                         $ (1,924,219)    $  (1,209,460)
                                                                      =============    ==============

Per Share Information:
   Weighted average number of common shares outstanding                  8,006,798         7,501,510
                                                                      =============    ==============
   Net loss per common share from continuing operations                     (0.233)           (0.136)
   Net loss per common share from discontinued operations                   (0.008)           (0.025)
                                                                      -------------    --------------
   Basic and diluted net loss per common share                              (0.241)           (0.161)
                                                                      =============    ==============

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                        Common               Additional                                    Total
                                              --------------------------      Paid-in     Accumulated      Deferred    Stockholders'
                                                Shares          Par           Capital       Deficit      Compensation    Deficiency
                                              -----------    -----------    -----------   -----------    -----------    -----------
  Balance - December 31, 2003                   7,501,510    $   750,151    $ 3,178,084   $(2,978,897)  $         --    $   949,338
                                              -----------    -----------    -----------   -----------    -----------    -----------

Issuance of warrants to placement
execution of letter of intent
to conduct private placement                           --             --          5,700            --             --          5,700

Issuance of bridge warrants to finder                  --             --         13,300            --             --         13,300

Issuance of bridge warrants
to bridge notepurchaser                                --             --          9,500            --             --          9,500

Issuance of warrants in
consideration of extension
of note payable                                        --             --         38,067            --             --         38,067

Repricing of warrants previously
issued to holder of
note payable                                           --             --         20,704            --             --         20,704

Issuance of warrants to consultant                     --             --        116,000            --             --        116,000

Issuance of warrants to placement
agent                                                  --             --        105,625            --             --        105,625

Net loss                                               --             --             --    (1,209,460)                   (1,209,460)

                                              -----------    -----------    -----------   -----------    -----------    -----------
  Balance - December 31, 2003                   7,501,510    $   750,151    $ 3,486,980   $(4,188,357)   $        --    $    48,774
                                              -----------    -----------    -----------   -----------    -----------    -----------

Issuance of common stock for services             150,000         15,000         60,000           --              --         75,000

Issuance of warrants in
consideration of debt                                  --             --         35,000           --              --         35,000

Issuance of warrants in
consideration of debt                                  --             --         31,250           --              --         31,250

Issuance of common stock for cash               1,000,000        100,000        100,000           --              --        200,000

Issuance of common stock for services              60,000          6,000         25,200           --              --         31,200

Issuance of common stock for services             500,000         50,000        160,000           --        (210,000)            --

Issuance of common stock for services             300,000         30,000         96,000           --        (126,000)            --

Amortization of deferred compensation                  --             --             --           --          56,000         56,000

Net Loss                                               --             --             --   (1,924,219)             --     (1,924,219)

                                              -----------    -----------    -----------   -----------    -----------    -----------
  Balance - December 31, 2004                   9,511,510    $   951,151    $ 3,994,430   $(6,112,576)   $  (280,000)   $(1,446,995)
                                              ===========    ===========    ===========   ===========    ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements


                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                       2004              2003
                                                                                  ---------------  ----------------
Cash Flows From Operating Activities:
Net loss from continuing operations                                               $   (1,862,224)  $    (1,021,969)
                                                                                  ---------------  ----------------
Adjustments to reconcile net loss to net cash used in operating activities -
   Loss on impairment of customer list                                                        --           174,782
   Stock-based compensation                                                              162,200           116,000
   Accretion of debt discount                                                             42,917           112,271
   Depreciation and amortization                                                         177,917           202,078
   Accrued interest                                                                      196,408             8,250
   Changes in operating assets and liabilities:
     Accounts receivable                                                                   7,970            94,035
     Prepaid expense and other current assets                                             15,133            27,620
     Other assets                                                                        (12,044)               --
     Accounts payable and accrued expenses                                               135,708           (56,739)
                                                                                  ---------------  ----------------
       Total adjustments                                                                 726,209           678,297
                                                                                  ---------------  ----------------
       Net cash used in operating activities                                          (1,136,015)         (343,672)
                                                                                  ---------------  ----------------

Cash Flows From Discontinued Operations:
Loss from discontinued operations                                                        (61,995)         (187,491)
                                                                                  ---------------  ----------------
Changes in:
     Discontinued assets                                                                  31,121             6,092
     Discontinued liabilities                                                              5,970           (11,990)
                                                                                  ---------------  ----------------
       Net cash used in operating activities of discontinued operations                  (24,904)         (193,389)
                                                                                  ---------------  ----------------

Cash Flows From Investing Activities:
Purchase of property and equipment                                                       (14,806)          (24,835)
                                                                                  ---------------  ----------------
     Net cash used in provided by investing activities                                   (14,806)          (24,835)
                                                                                  ---------------  ---------------

Cash Flows From Financing Activities:
Principal repayment of notes payable                                                          --           (50,000)
Proceeds from private placement                                                          174,000                --
Net proceeds from line of credit, bank                                                     8,315           132,560
Net proceeds from long-term debt                                                              --           570,150
Proceeds from bridge notes                                                               250,000           140,000
Proceeds from sale of common stock                                                       200,000                --
Repayment of long-term debt                                                              (25,000)               --
Advances from stockholder, net                                                            50,000                --
                                                                                  ---------------  ----------------
     Net cash provided by financing activities                                           657,315           792,710
                                                                                  ---------------  ----------------

Net (decrease) increase in cash and cash equivalents                                    (518,410)          230,814
Cash and cash equivalents - beginning                                                    597,739           366,925
                                                                                  ---------------  ----------------
Cash and cash equivalents - ending                                                $       79,329   $       597,739
                                                                                  ===============  ================

Supplemental Disclosures of Cash Flow Information:
Cash paid during the years for -
   Interest                                                                       $        2,527   $        45,913
                                                                                  ===============  ================
   Taxes                                                                          $           --   $        15,160
                                                                                  ===============  ================

The accompanying notes are an integral part of these consolidated financial statements


                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE  1  -  ORGANIZATION  AND  NATURE  OF  BUSINESS

Walker Financial Corporation (collectively with its subsidiaries, the "Company") provides various death care pre-arrangement services through two of its wholly-owned subsidiaries, National Preplanning, Inc. ("NPI") and American DataSource ("ADS"). NPI is a managing general insurance agency and third party marketer of pre-arranged death care servicing to corporations, unions and affinity groups. ADS provides trust administration services to independent funeral homes, state master trusts and companies that own funeral homes or cemetery for pre-need funeral and cemetery trust accounts.

Through its wholly owned subsidiary, Kelly Color, Inc. ("Kelly Color"), the Company operated in the film processing business through February 2004. As further discussed in Note 15 to these audited financial statements, the operations of Kelly Color have been included in these audited financial statements as discontinued operations.

NOTE  2  -  GOING  CONCERN  UNCERTAINTY

The accompanying audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Sates of America, which contemplate continuation of the Company as a going concern. However, for the fiscal year ended December 30, 2004, the Company incurred a net loss of $1,924,219 and, for the fiscal year ended December 30, 2003, the Company incurred a net loss of $1,209,460. The Company had a working capital deficiency at December 31, 2004 of $1,858,265.

The Company has begun implementing various marketing plans to increase revenues for both NPI and ADS. The Company also is attempting to sell the real estate, building and improvements at which Kelly Color formerly conducted its operations (the "Kelly property"), as well as seeking to make strategic acquisitions. In addition, the Company will attempt to raise additional capital to assist in the further execution of its marketing plans and to fund any possible future acquisitions. The Company believes that the cash flows from a combination of the sale of the Kelly property, the successful execution of its marketing plans resulting in increased sales and any additional capital that the Company may obtain through sales of its equity and debt securities will be sufficient to pay that portion of its debt that is due within the next twelve months, as well as to fund the Company's operations. During the fiscal year ended December 31, 2004, the Company sold an aggregate of $624,000 of equity securities and debt instruments. There can be no assurance that the Company will be successful in any of its plans as discussed in this Note 2. To the extent that the Company is unsuccessful in its plans to increase its cash position, the Company may find it necessary to further curtail some of its operations and possible future acquisitions. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the company be unable to continue as a going concern.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

NOTE  3  -  SIGNIFICANT  ACCOUNTING  POLICIES

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of Walker and its wholly-owned subsidiaries NPI, Kelly Color, and ADS collectively referred to as the "Company". All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE  RECOGNITION

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

ALLOWANCE  FOR  DOUBTFUL  ACCOUNTS

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted As of December 31, 2004, the Company has not established an allowance for doubtful accounts.

PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost and is being depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

SOFTWARE  DEVELOPMENT  COSTS

The Company capitalizes software development costs from the point in time when technological feasibility has been established until the computer software product is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a product, or the straight-line method, and is applied over periods ranging up to five years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues.

WEBSITE  DEVELOPMENT  COSTS

Website development costs consist principally of outside consultants and related expenses. The Company follows the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Website Development Costs," which provides guidance in accounting for costs incurred to develop a website. The
Company's website is being continually changed on a regular basis as the business model continues to evolve. Accordingly, due to the uncertainty of the Company's future product, these costs are expensed as incurred and are included in website development costs in the accompanying financial statements.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

RESEARCH  AND  DEVELOPMENT

Research  and  development  costs  are  charged  to  expense  as  incurred.

STOCK  OPTIONS  AND  SIMILAR  EQUITY  INSTRUMENTS

At December 31, 2004, the Company had a Equity Incentive Plan, which is described more fully in Note 13. As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion
("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:



                                                                                Years Ended December 31,
                                                                         --------------------------------------
                                                                                2004                2003
                                                                         ------------------  ------------------
Net loss as reported                                                     $      (1,924,219)  $      (1,209,460)
Add:  Stock-based employee compensation expense included in
   reported loss                                                                        --                  --
Deduct:  Total stock-based employee compensation expense
   determined under fair value-based method for all awards,
     net of related tax effect                                                          --              (8,005)
                                                                         ------------------  ------------------
Pro forma (loss)                                                         $      (1,924,219)  $      (1,217,465)
                                                                         ==================  ==================
Basic and diluted net loss per share as reported                         $          (0.241)  $           (0.16)
                                                                         ==================  ==================
Basic and diluted pro forma net loss per share                           $          (0.241)  $           (0.16)
                                                                         ==================  ==================

The fair value of options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:



                                                                                Years Ended December 31,
                                                                         --------------------------------------
                                                                                2004                2003
                                                                         ------------------  ------------------
Expected life (years)                                                                 --            5 Years
Interest rate                                                                         --              5.09%
Annual rate of dividends                                                              --              0.00%


LOSS  PER  SHARE

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

to issue common stock were exercised or converted. The Company's outstanding options, warrants and convertible securities, as set forth below, are not reflected in diluted earnings per share because their effects would be anti-dilutive. Accordingly, basic and diluted earnings per share are identical.



                                                      December 30,
                                         --------------------------------------
                                                2004                2003
                                         ------------------  ------------------
Options                                             52,170                  --
Warrants                                         1,169,906             178,021
Convertible debt                                 2,936,890           1,190,141
                                         ------------------  ------------------
                                                 4,158,966           1,368,162
                                         ==================  ==================
Cash and Cash Equivalents


For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004, the Company had no cash equivalents.

At times during the year cash balances may exceed the maximum amounts insured by the FDIC. As of December 31, 2004, the Company had a credit exposure of $51,302.

CONCENTRATION  OF  CREDIT  RISK

The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited.

ADVERTISING  COSTS

Advertising costs are expensed as incurred. Advertising costs were $3,549 and $18,922 for the years ended December 31, 2004 and 2003, respectively.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Carrying amounts of certain of the Company's financial instruments including cash, approximate fair value due to their relatively short maturities. The various notes payable are recorded at carrying value with terms as disclosed elsewhere in the notes to financial statements. It is not practical to estimate the fair value of these amounts because of the uncertainty of the timing of the payments.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

INCOME  TAXES

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At December 31, 2004, the Company has net operating loss carryforwards of approximately $5,500,000 which expire through 2023. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited. Based on this and the fact that the Company has generated operating losses through December 31, 2004, the deferred tax asset of approximately $2,100,000 has been offset by a valuation allowance of $2,100,000, which increased by $800,000 in 2004.

NEW  ACCOUNTING  PRONOUNCEMENTS

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, in December 2003, FASB deferred the latest date by which all public entities which meet the definition of small business issuer under SEC Regulation S-B must apply FIN 46 to the first interim or annual reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement is not expected to have a significant impact on the Company's financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R is intended to provide investors and other users of financial statements with more complete financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123R covers a wide range of shared-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123R replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FSAS No. 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, the original SFAS 123 permitted entities the option of continuing to apply the guidance in APB Opinion 25 as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair value-based method been used. Public entities that are small business issuers will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123R and does not believe the impact will be significant to the Company's overall results of operations or financial position.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

In December 2004, FASB issued SFAS No.153, "Exchanges of Non-monetary Assets, an Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. FASB believes that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

INTANGIBLES

Intangibles consist of a customer list obtained in the merger with ADS. The customer list was recorded at its estimated fair value at the merger date and is being amortized using the greater of the income forecast method or straight-line method over its estimated useful life of three years. Amortization expense for the year ended December 31, 2004 and 2003 was $0 and approximately $93,000, respectively.

The customer list consisted of one customer. During the fourth quarter 2003, the Company ceased doing business with the customer and wrote down the asset to $0. Accordingly the Company recorded an impairment charge of approximately $175,000. The charge is included in the statement of operations for the year ended December 31, 2003.

RECLASSIFICATIONS

Certain accounts in the prior year's financial statements have been reclassified for comparative purposes to conform with the presentation in the current year's financial statements. These reclassifications have no effect on previously reported income.

NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following  as of December 31, 2004:



                                                                     Estimated
                                                   2004             Useful Life
                                            ------------------    --------------
Equipment                                   $          66,651        3-5 years
Developed software                                    432,938        3-5 years
Leasehold improvements                                 17,406         5 years
                                            ------------------
                                                      516,995
Less: accumulated depreciation                       (259,325)
                                            ------------------
Property and equipment, net                 $         257,670
                                            ==================


                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

Depreciation and amortization expense for the years ended December 31, 2004 and 2003 was $103,633 and $109,179, respectively.

Accumulated amortization for developed software as of December 31, 2004 was $194,821. Amortization expense for developed software for each of the years ended December 31, 2004 and 2003 was $86,587.

Expected  amortization  is  as  follows:



Year            Amount
2006           $ 86,587
2007             86,587
2008             64,943
               --------
Total          $238,117
               ========

NOTE  5  -  LINE  OF  CREDIT,  BANK

In July 2002, the Company entered into a new credit facility with a bank consisting of a $150,000 secured line of credit (the "Line of Credit"), with interest payable monthly at the bank's prime rate plus 1.25%, originally expiring on July 3, 2004. The Line of Credit was modified in June 2004 and, as modified, requires monthly payments of $1,225, commencing on July 21, 2004, with a final payment of the outstanding balance on June 21, 2005. There was $140,874 outstanding under the Line of Credit as of December 31, 2004. The Line of Credit is collateralized by a building owned by the Company that is located in North Carolina.

NOTE  6  -  NOTE  PAYABLE  AND  ACCRUED  INTEREST

On March 15, 2000, NPI obtained a $150,000 loan and issued a $150,000 note payable with interest due at 6% per annum. Interest and principal was originally due on June 14, 2001 (which was subsequently extended to June 30, 2002 and, thereafter, to June 30, 2003). In connection with such loan, NPI issued a warrant that, as a result of the NPI merger, entitled the lender to purchase 71,450 shares of the Company's common stock with an exercise price of $3.32. The Company estimated that the warrant had a fair value of $66,000 using the Black-Scholes option pricing model. Accordingly, the amount was recorded as a deferred debt discount and will accrete the discount over the life of the note.

In exchange for the extension of the due date to June 30, 2002, the Company agreed to reduce the exercise price from $3.22 to $0.25, resulting in an increase to the fair value of warrant of $27,360, which accreted to interest expense through June 30, 2002

On June 30, 2003, the Company granted the note holder an additional warrants to purchase 128,550 shares of the Company's common stock and re-priced existing warrants to purchase an additional 71,450 shares of the Company's common stock previously issued to the holder, all in connection with the holder's agreement not to demand repayment of such indebtedness prior to November 1, 2003. The newly issued warrants and the re-priced warrants entitle the holder to purchase one share of the Company's common stock per warrant at any time prior to March 15, 2006 at a purchase price of $0.15 per share. The estimated fair value of the newly issued warrants is $38,067, using the Black-Scholes option-pricing model. The estimated fair value of the re-priced warrants is $20,704, using the Black-Scholes option-pricing model. These warrants have been recorded as additional deferred debt discount and interest will accrete over the extended life of the long-term debt. Interest expense accreted during the years ended December 31, 2004 and 2003 were $0 and $58,771, respectively. As of December 31, 2004, the principal balance due under this note was $105,000 and is presented on the accompanying balance sheet as a current liability.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

On March 1, 2004, the Company began repayment of this note under a repayment plan calling for payments as follows:



Due Date                   Amount
--------                   ------

March 1, 2004              $10,000
April 1, 2004               15,000
May 1, 2004                 20,000


Beginning June 1, 2004, the repayment plan requires minimum monthly payments of $10,000 until the entire note is repaid in full, which is scheduled to occur on March 1, 2005. During the year ended December 31, 2004, the Company repaid $25,000 due under this note.

NOTE  7  -  BRIDGE  NOTES

On July 25, 2003, the Company issued to one individual a 11% Secured Subordinated Promissory Note in the principal amount of $165,000 (the "Bridge Note") and five year warrants (the "Bridge Warrants") to purchase 25,000 shares of Common Stock at an exercise price of $0.28 per share. The estimated fair value of the Bridge Warrants is $9,500, using the Black-Scholes option-pricing model. The fair value of the Bridge Warrants has been recorded as a deferred debt discount and interest will accrete over the life of the Bridge Note. The Bridge Note has a maturity date of January 2, 2005 and is secured by all of the assets of the Company, senior to all other debt of the Company other than the mortgage collateralizing the Line of Credit. The Company received gross proceeds of $165,000 in connection with the issuance of the Bridge Note and paid a finder's fee to a registered broker-dealer of $21,450 and the issuance of additional warrants (the "Finder's Bridge Warrants") to purchase 35,000 shares of Common Stock at an exercise price of $0.28 per share. The estimated fair value of the Finder's Bridge Warrants is $13,300, using the Black-Scholes option-pricing model. The fair value of the Finder's Bridge Warrants has been recorded as a deferred financing cost and will be amortized over the life of the Bridge Note. The Company incurred other costs related to the issuance of the Bridge Note, Bridge Warrants and Finder's Bridge Warrants aggregating to approximately $11,000. The holder of the bridge note participated in the Company's private placement discussed in Note 11 to these consolidated financial statements and the principal amount of the bridge note was utilized by the holder to purchase a new note in the private placement. Accordingly, the Company expensed the remaining deferred financing costs at the date of surrender of the Bridge Note for the new note issued pursuant to the private placement.

In May 2004, the Company sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of the Company's common stock at an exercise price of $0.71 per share. The fair value of the warrants is $35,000 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. In August 2004, the due date of such promissory note was extended to no later than January 2, 2005.

In August 2004, the Company sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of the Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note.

For the year ended December 31, 2004, the Company recorded additional interest expense for the accretion of the debt discount of $42,917.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

On February 10, 2005, the Company issued $377,000 of 10% convertible promissory notes [the "Notes"] and 93,750 warrants to purchase common stock at an exercise price of $0.71 per share.

The notes are convertible at $0.71 per share or 30.211 shares for every $25,000 principal and interest converted.

During December 2004, the Company received an advance of 174,000 in connection with the Notes.

NOTE  8  -  ISSUANCE  OF  WARRANTS  AND  OPTION

During the years ended December 31, 2004 and 2003, the Company issued warrants and an option as follows:

o The Company ratified the issuance, as of November 25, 2002, of 31,463 warrants to a consultant for services rendered. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to November 25, 2005 at a purchase price of $0.30 per share.

o The Company issued 400,000 warrants in connection with the retention of an investor relations consultant. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to October 1, 2008 at a purchase price of $0.28 per share. The estimated fair value of these warrants is $116,000, using the Black-Scholes option-pricing model. In December 2003, the Company terminated its relationship with this consultant. Accordingly, the Company recorded $116,000 of consulting expense at December 31, 2003.

o The Company issued 15,000 warrants in connection with the retention of a registered broker-dealer to act as placement agent (the "Placement Agent") for the private placement of Company securities discussed in Note 11 to these consolidated financial statements. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to June 13, 2008 at a purchase price of $0.28 per share. The estimated fair value of these warrants is $5,700, using the Black-Scholes option-pricing model. The estimated fair value of these warrants has been recorded as a deferred financing cost and will be amortized over the life of the Bridge Note. The Company is required to issue additional warrants to the Placement Agent upon the successful completion of the private placement.

o The Company issued a total of 60,000 Bridge Warrants in connection with the sale of the Bridge Note discussed in Note 9 to these consolidated financial statements. The Placement Agent received 35,000 Bridge Warrants as the finder's fee in connection with the sale of the Bridge Note. Each Bridge Warrant entitles its holder to purchase one share of Common Stock at any time prior to July 25, 2008 at a purchase price of $0.28 per share.

o The Company granted, under the Company's 2002 Equity Incentive Plan, an employee an option to purchase 25,000 shares of Common Stock at any time prior to October 2, 2008 at a purchase price of $0.30 per share.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)



                                                     Average           Average
                                                    Exercise          Remaining
                                     Warrants         Price              Life

Balance, Janaury 1, 2003               71,450       $    0.15            1.20

issued                                923,456            0.49            2.29
exercised                                  --              --              --
cancelled                                  --              --              --

Balance, December 31, 2003            994,906       $    0.64            1.74

issued                                175,000       $    0.45            2.59
exercised                                  --              --              --
cancelled                                  --              --              --

Balance, December 31, 2004          1,169,906       $    1.09            2.39


NOTE  9  -  RELATED  PARTY  TRANSACTIONS

ADVANCES  FROM  STOCKHOLDERS

As of December 31, 2004, advances totaling $62,500 were made by a stockholder of the Company who is also an officer. These advances are non-interest bearing and have no definitive repayment terms. As of September 30, 2005, the amount due the officer-stockholder is $36,450.

NOTE  10  -  10%  SENIOR  SUBORDINATED  SECURED  CONVERTIBLE  PROMISSORY  NOTES

In December 2003, the Company sold and issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000 and due in December 2006. The proceeds raised from the sale and issuance of the 10% Notes have been used to fund the Company's working capital and capital expenditure requirements. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter.

The subscription agreements pursuant to which the Company sold the 10% Notes required, among other matters, that the Company register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. The Company was obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that the Company failed to cause such registration. The Company failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares.

The 10% Notes required an interest payment on July 1, 2004 in the aggregate amount of $49,057. The Company failed to remit such interest payment to the holders of the 10% Notes. The failure to pay such interest payment is an "event of Default" under the 10% Notes, although the holders of the 10% Notes did not give notice to the Company of such event of Default. The occurrence of an event of Default would result in the interest rate on the 10% Notes to be increased to 12% per annum. The Company has the right to avoid the declaration of an event of Default due to the failure to tender the July 1, 2004 interest payment by issuing to the holders additional shares of the Company's common stock at the per diem rate of 0.003125 shares for every $1.00 of principal, or an aggregate of 2,640.625 shares per day. The Company had not tendered such shares as of December 31, 2004. In addition, the Company incurred additional interest expense of $101,400 as the non-payment penalty.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

The 10% Notes also prohibited additional borrowings by the Company, from any source, without the prior approval of the placement agent for the 10% Notes or the holders of a majority of the aggregate principal amount of the 10% Notes. As discussed in Note 7, in May and August 2004, the Company borrowed an aggregate of $250,000. Further, as discussed in Note 9, in July 2004, the Company borrowed an additional $50,000 from an officer/stockholder.

In October 2004, the Company offered to the holders of the 10% Notes one share of Company common stock for each $0.30 of principal evidenced by the 10% Notes and one share of Company common stock for each $0.23 of accrued interest due under the 10% Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Notes. The Company did agree to (a) use its best efforts to expeditiously register for resale the shares that the holders of the 10% Notes would receive in such exchange and (b) issue additional shares to the holders in the event that the Company issued shares to certain third parties for consideration less than $0.30 at any time prior to December 4, 2006. As of December 31, 2004, the holders of 10% Notes in the aggregate principal amount of $795,000 had indicated their desire to accept the Company's offer of exchange. As of December 31, 2004, the Company had not consummated the exchange and, accordingly, the 10% Notes are reflected as outstanding and a current liability on the accompanying balance sheet. Subsequent to December 31, 2004, the Company consummated the exchange and issued a total of 2,938,036 shares of Company common stock to the holders of such 10% Notes. The Company will record in the first quarter of 2005 a debt conversion expense based upon the value of the additional shares issued as a result of reducing the conversion price.

NOTE  11  -  ECONOMIC  DEPENDENCY

MAJOR  CUSTOMER

During the year ended December 31, 2004, the Company had sales to three customers totaling $209,019, or 88% of the Company's total sales for the 2004 fiscal year.

During the year ended December 31, 2003, the Company had sales of $800,123 (78%) to one customer. During the fourth quarter of the year ended December 31, 2003, this customer ceased doing business with the Company.

At December 31, 2004, $12,960, or 63% of the Company's total accounts receivable, was due from one customer.

NOTE  12  -  COMMITMENT  AND  CONTINGENCIES

LITIGATION

The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

COMMITMENTS

The Company has entered into an employment agreement with Mitchell Segal to serve as the Company's president and chief executive officer through December 31, 2005. Under Mr. Segal's employment agreement, the Company will pay Mr. Segal an annual base salary of $200,000 for 2003, with annual increases of not less than $10,000, plus a bonus equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of the Company's net income, provided the Company's net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with the Company is terminated by the Company except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by the Company's board of directors. As of December 31, 2004, the Company was in arrears in payment of Mr. Segal's salary in the amount of $36,793 and was indebted to him in the amount of $40,000 representing non-interest bearing advances he made to the Company.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

The Company also has entered into an employment agreement with Peter Walker to serve as president of the Company's Kelly Color Laboratories, Inc. subsidiary through March 18, 2012. Under Mr. Walker's employment agreement, the Company will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. Mr. Walker's employment agreement does not require Mr. Walker to devote a minimum number of hours to the business of Kelly Color. Mr. Walker's employment agreement does require the Company to use the Company's best efforts to cause Mr. Walker to be nominated for election to the Company's board of directors during the term of Mr. Walker's employment agreement.

Mr.  Walker's  employment  agreement  provides  for  him  to be paid his salary:

o  for  a  two  year  period  following  his termination due to a disability and

o for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be

o  in  the  seventh  year,  150%  of  his  salary  at  the  time of termination,

o  in  the  eighth  year,  200%  of  his  salary  at  the  time  of termination,

o  in  the  ninth  year,  250%  of  his  salary  at the time of termination, and

o  in  the  tenth  year,  300%  of  his  salary  at  the  time  of  termination.

As of December 31, 2004, the Company was in arrears under Mr. Walker's employment agreement in the amount of $32,964.

OPERATING  LEASE  ARRANGEMENTS

In May 2002, ADS entered into a non-cancelable operating lease for its facilities located in Houston, Texas expiring in June 2005.

Walker leases office space under a non-cancelable operating lease expiring in July 2005.

In July 2004, NPI entered into a non-cancelable operating lease for its facilities located in Garden City, New York expiring in December 2008.

Future minimum rental payments under the above non-cancelable operating leases as of December 31, 2004 are as follows:



    Year Ending
   December 31,             Amount
------------------    ------------------
       2005             $       34,800
                        ==============

Rental expense for the years ended December 31, 2004 and 2003 was approximately $133,000 and $102,000, respectively.

NOTE  13  -  CAPITAL  STOCK/STOCKHOLDERS'  DEFICIENCY

During the year ended December 30, 2004, the Company sold and issued an aggregate of 1,000,000 shares of the Company's common stock for gross proceeds of $200,000.

In April 2004, the Company entered into a consulting agreement pursuant to which the Company agreed to issue to the consultant 150,000 shares of Company common stock and an option to purchase an additional 50,000 shares of Company common stock, exercisable at $0.20 per share, in consideration for the consultant's agreement to provide

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

specified services. The Company issued the common stock to the consultant in connection with the execution of the consulting agreement. Subsequently, the Company terminated the consultant and refused to deliver the option due to the Company's belief that the consultant was unable to perform the agreed-upon services. The consultant retained such 150,000 shares, which were issued pursuant to the Company's 2002 Equity Incentive Plan. Accordingly, the Company recorded an expense of $75,000 which represents the fair value of the common stock issued.

In October 2004, the Company entered into two separate consulting agreements pursuant to which the Company agreed to issue to the consultants an aggregate of
1.5 million shares of Company common stock in consideration for the consultants' agreements to provide specified services. The terms of these agreements are each for approximately one year. The estimated fair value of the services to be provided under the consultant agreements is $630,000. At December 31, 2004, the Company issued 500,000 and 300,000 shares of Company common stock to the consultants. As such, the Company recorded deferred compensation of $336,000, which deferred compensation will be amortized over the life of the agreements. For the year ended December 31, 2004, $56,000 was recorded as an expense and is included in the accompanying statement of operations as part of operating expense. Subsequent to year end, the Company issued an additional 150,000 shares of Company common stock to one of the consultants.

On July 26, 2004, the Company entered into a term sheet that contemplated the sale to a limited liability company of up to $10 million of shares of Company common stock. The sale of such shares is subject to the prior registration of such shares for resale by the limited liability company/purchaser and the Company complying with certain other conditions. The term sheet required the Company to pay the limited liability company $10,000 in cash and issue the limited liability company 60,000 shares of Company common stock to reimburse the limited liability company for its expenses connected to the transaction. The 60,000 shares have been valued at $31,200 and are included in the accompanying statement of operations as part of operating expenses. Prior to the year end, the sales transaction with the limited liability company was terminated.

In November 2004, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital"), pursuant to which Fusion Capital has agreed to purchase, subject to certain conditions, $6.0 million of Company common stock to be purchased over a 24-month period. Subsequent to year end, the Company issued 794,702 shares of Company common stock to Fusion Capital as a commitment fee.

NOTE  14  -  EQUITY  INCENTIVE  PLAN

On September 18, 2002, the stockholders of the Company approved the 2002 Equity Incentive Plan. The plan reserves 70,000 shares of common stock for issuance under the Plan. The types of Awards that may be granted under the Plan include one or more of the following types, either alone or in any combination thereof:

o  Options;

o  Stock  Appreciation  Rights;

o  Restricted  Stock;

o  Performance  Grants;

o  Stock  Bonuses;  and

o any other type of Award deemed by the Committee to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States).

At December 31, 2002 the Company issued ten year options to purchase 7,150 shares of common stock at fair market value at the date of grant to an outside director of the Company. Such options are exercisable at the date of grant. On January 1, 2003, the Company issued a ten year options to purchase 7,150 shares of common stock at fair market value at the date of grant to an outside director of the Company. Such options are exercisable at the date of grant.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (continued)

NOTE  15  -  DISCONTINUED  OPERATIONS

As discussed in Note 2 to these financial statements, the Company discontinued the operations of Kelly Color in

February 2004 and sold certain of the assets of Kelly Color ("Kelly Assets") for an aggregate purchase price of $12,500 in cash. With the sale of the Kelly Assets the Company will discontinue to operate in the non-digital photographic development segment. Accordingly, the Company will report Kelly Color as discontinued operations effective January 1, 2004. Any remaining assets and liabilities of Kelly Color will be shown as assets and liabilities of discontinued operations until such assets are and liabilities are either sold or otherwise disposed of.

On February 4, 2004, the Company sold certain assets of Kelly Color and discontinued operating in the film processing segment. Accordingly, the Company currently operates in one segment, the administrative services to independent funeral homes, state master trusts and companies that own funeral homes or cemeteries for pre-arrangement funeral and cemetery accounts.

For all periods presented in the accompanying condensed consolidated financial statements, the operations of Kelly Color are reported as discontinued operations. At December 31, 2004, the discontinued assets and liabilities of Kelly Color are:



Assets -
   Prepaid expenses and other current assets                    $       1,630
   Fixed assets, net                                                   20,806
                                                                --------------
     Total assets                                               $      22,436
                                                                ==============

Liabilities -
   Accounts payable and accrued expenses                        $      15,440
                                                                --------------
     Total liabilities                                          $      15,440
                                                                ==============

The results of discontinued operations for the year ended December 31, 2004 and 2003 are:



                                                   2004                2003
                                            ------------------  ----------------
Net revenues                                $          47,286   $       664,327
Costs of revenues                                     (61,410)         (369,645)
                                            ------------------  ----------------
Operating expenses                                    (47,871)         (482,173)
                                            ------------------  ----------------
Net loss                                    $         (61,995)  $      (187,491)
                                            ==================  ================


NOTE  16  -  SUBSEQUENT  EVENT  (UNAUDITED)

On April 7, 2005, we entered into a purchase agreement to acquire 90% of the issued and outstanding stock of Disability Access Consultants, Inc. from its sole shareholder, Barbara Thorpe. The consideration for the purchase is $2 million, $1 million of which is payable in cash and the remainder to be payable by delivery of a secured promissory note in the principal amount of $1 million. The note is to be secured by a lien on all of our and the acquired company's equipment, inventory and receivables. This agreement was terminated on June 1, 2005 as a result of our due diligence analysis of the operations of the Company, its clients, current operations as well as its potential business.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                                   (Unaudited)


                                     ASSETS
                                     ------

Current assets -
  Cash                                                              $    98,294
  Accounts receivable, net                                               28,426
  Prepaid expenses and other current assets                               1,499
                                                                    -----------
   Total current assets                                                 128,219
                                                                    -----------
Deferred financing costs, net                                            35,540
Property and equipment, net                                             190,856
                                                                    -----------
     Total assets                                                   $   354,615
                                                                    ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

Current liabilities -
  Line of credit, bank                                              $   147,704
  Accounts payable and accrued expenses                                 472,531
  Convertible bridge notes payable,
    net of debt discount of $46,825                                     703,175
  Notes payable                                                         205,000
  10% Senior subordinated secured convertible promissory notes           50,000
  Due to officer-stockholder                                             36,450
  Accrued interest                                                       66,991
  Discontinued liabilities                                               15,440
                                                                    -----------
   Total current liabilities                                          1,697,291
                                                                    -----------
Stockholders' deficiency -
  Common stock, par value $.10 per share, 100,000,000
   authorized, 13,687,220 shares issued and outstanding               1,368,722
  Additional paid-in capital                                          6,298,476
  Deferred offering and compensation costs                             (494,321)
  Accumulated deficit                                                (8,515,553)
                                                                    -----------
     Total stockholders' deficiency                                  (1,342,676)
                                                                    -----------
      Total liabilities and stockholders' deficiency                $   354,615
                                                                    ===========


The accompanying notes are an integral part of these condensed consolidated financial statements.



                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                           Three Months Ended                Nine Months Ended
                                              September 30,                    September 30,
                                     -----------------------------     -----------------------------
                                         2005             2004             2005             2004
                                     ------------     ------------     ------------     ------------
Net revenues                         $     85,490     $     55,586     $    242,583     $    156,377
                                     ------------     ------------     ------------     ------------
Operating expenses
  Compensation                            155,485          191,913          483,184          567,399
  Professional fees                        26,102           16,813          175,285           63,007
  Consulting fees                          54,000           15,000          396,100           45,000
  Depreciation                             17,850           61,474           67,617           87,039
  General and administrative               99,924          152,510          278,012          526,472
                                     ------------     ------------     ------------     ------------
    Total Operating Expenses              353,361          437,710        1,400,198        1,288,917
                                     ------------     ------------     ------------     ------------
  Operating loss                         (267,871)        (382,124)      (1,157,615)      (1,132,540)
Debt conversion expense                        --               --         (933,793)              --
Interest expense                          (48,617)         (71,827)        (311,569)        (123,743)
                                     ------------     ------------     ------------     ------------
  Loss from continuing operations        (316,488)        (453,951)      (2,402,977)      (1,256,283)
Loss from discontinued operations              --             (508)              --          (61,995)
                                     ------------     ------------     ------------     ------------
  Net loss                           $   (316,488)    $   (454,459)    $ (2,402,977)    $ (1,318,278)
                                     ============     ============     ============     ============

Net Loss per basic and diluted
  common shares
  Continuing operations                    ($0.02)          ($0.06)          ($0.18)          ($0.16)
  Discontinued operations                      --           ($0.00)              --           ($0.01)
                                     ------------     ------------     ------------     ------------
  Net loss per basic
  and diluted common share           $     ($0.02)          ($0.06)          ($0.18)          ($0.17)
                                     ============     ============     ============     ============

Weighted average number of
  common shares outstanding
  basic and diluted                    13,687,220        7,733,032       13,476,483        7,612,860
                                     ============     ============     ============     ============


The accompanying notes are an integral part of these condensed consolidated financial statements.



                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                          For the Nine
                                                              Months
                                                        Ended September 30,
                                                    ---------------------------
                                                        2005           2004
                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss from continuing operations               $(2,402,977)    $(1,256,283)
                                                    -----------     -----------
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation                                       67,617          87,039
      Compensatory element of stock issuances           105,000         106,200
      Amortization of deferred compensation             262,500              --
      Debt conversion expense                           933,793              --
      Write-down of assets                               20,806              --
      Amortization of deferred financing cost           214,461          55,918
      Accretion of debt discount                         31,375          51,793
  Changes in operating assets and liabilities:
    Accounts receivable, net                             (7,914)          3,123
    Prepaid expenses and other current assets             4,201           3,496
    Other assets                                          9,949              --
    Accounts payable and accrued expenses               244,685         (14,916)
    Accrued interest                                     65,744          66,618
                                                    -----------     -----------
     Net cash used in operating activities             (450,760)       (897,012)
                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES OF
  DISCONTINUED OPERATIONS:
Loss from discontinued operations                            --         (61,995)
                                                    -----------     -----------
Change in -
  Assets from discontinued operations                        --          39,233
  Liabilities from discontinued operations                   --           5,970
                                                    -----------     -----------
Net cash used in operating activities
  of discontinued operations                                 --         (16,792)
                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                        (803)        (14,806)
                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from line of credit, bank                   6,829          10,863
 Advances from officer-stockholder                       13,450          50,000
 Repayment of advances from stockholder                 (27,000)             --
 Proceeds from sale of bridge notes                     326,000         250,000
 Fees paid in connection with debt acquisition          (48,750)             --
 Proceeds from notes payable                            100,000              --
 Principal repayment of notes payable                        --         (19,652)
 Proceeds from sale of common stock                     100,000         150,000
                                                    -----------     -----------
     Net cash provided by financing activities          470,529         441,211
                                                    -----------     -----------
Net increase (decrease) in cash and cash
 equivalents                                             18,966        (487,399)
Cash and cash equivalents - beginning of period          79,328         587,626
                                                    -----------     -----------
Cash and cash equivalents - end of period           $    98,294     $   100,227
                                                    ===========     ===========
SUPPLEMENTAL  DISCLOSURES OF CASH FLOW  INFORMATION
  Cash paid during the period
    for:
      Interest                                      $        --     $     2,257
                                                    ===========     ===========
      Income taxes                                  $        --     $        --
                                                    ===========     ===========




-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
  Issuance of 2,936,890 shares of common stock
    for the settlement of 10% Senior Subordinated
  Secured Convertible Promissory Notes and
    accrued interest                                $   980,203     $        --
                                                    ===========     ===========
  93,750 warrants granted in connection
    with sale of $375,000 bridge notes              $    28,500     $        --
                                                    ===========     ===========
  187,500 warrants granted to agent in connection
    with sale of $375,000 bridge notes              $    57,600     $        --
                                                    ===========     ===========
  175,000 warrants granted in connection with
    the sale of $125,000  of bridge notes           $    36,100     $        --
                                                    ===========     ===========
  17,500 warrants granted in connection with
    the extension of $250,000 of bridge notes       $     3,600     $        --
                                                    ===========     ===========
  105,000 warrants granted in connection with
    the sale of $125,000 of bridge notes            $        --     $    31,250
                                                    ===========     ===========
  70,000 warrants granted in connection with
    the sale of $125,000 of bridge notes            $        --     $    35,000
                                                    ===========     ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.


                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

NOTE  1  -  ORGANIZATION  AND  BASIS  OF  PRESENTATION

ORGANIZATION

Walker Financial Corporation (collectively with its subsidiaries, the "Company") provides various death care pre-arrangement services through two of its wholly-owned subsidiaries, National Preplanning, Inc. ("NPI") and American DataSource ("ADS"). NPI is a managing general insurance agency and third party marketer of pre-arranged death care services to corporations, unions and affinity groups. ADS provides trust administration services to independent funeral homes, state master trusts and companies that own funeral homes or cemetery for pre-need funeral and cemetery trust accounts.

Through its wholly owned subsidiary, Kelly Color, Inc. ("Kelly Color"), the Company operated in the film processing business through February 2004. As further discussed in Note 11 to these unaudited financial statements, the operations of Kelly Color have been included in these unaudited financial statements as discontinued operations.

BASIS  OF  PRESENTATION

The condensed consolidated financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to make the Company's financial position, results of operations and cash flows not misleading as of September 30, 2005 and for all periods presented. The results of operations for the nine months ended September 30, 2005, are not necessarily indicative of the results of operations for the full year or any other interim period. These financial statements should be read in conjunction with the audited financial statements and notes thereto for for the year ended December 31, 2004 as amended on October 21, 2005 included elsewhere in this filing.

NOTE  2  -  GOING  CONCERN  UNCERTAINTY

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Sates of America, which contemplate continuation of the Company as a going concern. However, for the nine months ended September 30, 2005, the Company incurred a net loss of $2,402,977 and, at September 30, 2005, had a working capital deficiency of $1,569,072, an accumulated deficit of $8,515,553 and a stockholders' deficiency of $1,342,676.

The Company has begun implementing various marketing plans to increase revenues for both NPI and ADS. The Company also is attempting to sell the real estate, building and improvements at which Kelly Color formerly conducted its operations (the "Kelly Color property"), as well as seeking to make strategic acquisitions. In addition, the Company will attempt to raise additional capital to assist in the further execution of its marketing plans and to fund any possible future acquisitions. The Company believes that the cash flows from a combination of any future sale of the Kelly Color property, the successful execution of its marketing plans resulting in increased sales and any additional capital that the Company may obtain through sales of its equity and debt securities will be sufficient to pay that portion of its debt that is due within the next twelve months, as well as to fund the Company's operations. Our ability to raise capital may be affected by several factors including but not limited to our default under a $ 50,000 10% Convertible Promissory Note and a lack of liquidity of our common stock.

As discussed further in Note 8 to the financial statements, the Company has entered into an agreement with Fusion Capital Fund II, LLC ("Fusion Capital") that provides for the sale to Fusion Capital of $6,000,000 of common stock of the Company. The Company does not intend to use the equity line it has with Fusion Capital, but rather intends to use the equity line with Dutchess. The Dutchess agreement provides limitations on the percentage of stock Dutchess will hold at particular times

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

and in no event may Dutchess hold greater than 4.9% of the outstanding common stock of the Company. Consequently, if Dutchess cannot sell the shares of the Company due to the lack of liquidity in the common stock of the Company, the Company's ability to be able to obtain money from Dutchess Capital for acquisitions or to pay down the Company's current debt may be hindered or limited. Additionally, the Company's ability to raise capital outside of the Dutchess transaction may be affected by minimal revenues, the losses that the Company incurs and the Company's stockholders deficiency. There can be no assurance that the Company will be successful in any of its plans as discussed. To the extent that the Company is unsuccessful in its plans to increase its cash position, the Company may find it necessary to further curtail its operations and possible future acquisitions. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE  3  -  SELECTED  SIGNIFICANT  ACCOUNTING  POLICIES

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries NPI, Kelly Color and ADS, collectively referred to as the "Company." All significant intercompany transactions and balances have been eliminated in consolidation.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

REVENUE  RECOGNITION

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon a predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

NET  LOSS  PER  SHARE  OF  COMMON  STOCK

Basic net loss per share ("EPS") is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities of 2,294,418 and 2,506,045 at September 30, 2005 and 2004 are excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive. A summary of these potentially diluted securities are as follows:

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                  (Unaudited)


                                                      September 30,
                                               ---------------------------
                                                 2005               2004
                                               ---------         ---------
Options                                           52,170            52,170
Warrants                                       1,643,656         1,169,906
Convertible debt                                 598,592         1,283,969
                                               ---------         ---------
                                               2,294,418         2,506,045
                                               =========         =========

Stock Based Compensation

STOCK  OPTIONS  AND  SIMILAR  EQUITY  INSTRUMENTS

At September 30, 2005, the Company had an Equity Incentive Plan. As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions
Involving Stock Compensation," an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in the net loss, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. No table has been disclosed to illustrate the effect on the net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation; since no options were granted during the respective periods net loss and pro forma net loss are identical. The Company has granted no employee options during the three and nine months ended September 30, 2005 and 2004.

NEW  ACCOUNTING  PRONOUNCEMENTS

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 ("Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature"): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying FASB Statement of Financial Accounting Standards SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, "Application of Issue No. 98-5 to Certain Convertible Debt Instruments" (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

In October 2004, the FASB ratified the consensus reached in EITF Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. SFAS No. 123R is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that this pronouncement will have on its financial statements.

NOTE  4  -  LINE  OF  CREDIT,  BANK

The Company has a credit facility with a bank consisting of a $150,000 secured line of credit (the "Line of Credit"), with interest payable monthly at the bank's prime rate plus 1.25%. The Line of Credit was modified in June 2005 and, as modified, requires monthly payments of $1,510 and a final payment of the outstanding balance and all accrued interest due on July 3, 2006. There was $147,700 outstanding under the Line of Credit as of September 30, 2005. The Line of Credit is collateralized by a building located in North Carolina, which as of September 30, 2005, has been fully depreciated.

NOTE  5  -  10%  SENIOR  SUBORDINATED  SECURED  CONVERTIBLE  PROMISSORY  NOTES

In December 2003, the Company sold and issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000 and due in December 2006. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter.

The subscription agreements pursuant to which the Company sold the 10% Notes required, among other matters, that the Company register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. The Company was obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that the Company failed to cause such registration. The Company failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares.

The 10% Notes required an interest payment on July 1, 2004 in the aggregate amount of $49,057. The Company failed to remit such interest payment to the holders of the 10% Notes. The failure to pay such interest payment is an "event of Default" under the 10% Notes, although the holders of the 10% Notes did not give notice to the Company of such event of Default. The occurrence of an event of Default would result in the interest rate on the 10% Notes to be increased to 12% per annum.

The 10% Notes also prohibited additional borrowings by the Company, from any source, without the prior approval of the placement agent for the 10% Notes or the holders of a majority of the aggregate principal amount of the 10% Notes. In May and August 2004, the Company borrowed, without approval, an aggregate of $250,000 (See Note 6).

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

Further, in July 2004, the Company borrowed, without approval, an additional $50,000 from an officer/stockholder (see Note 7) and, in December 2004 through February 2005, sold and issued, without approval, 10% convertible promissory notes in the aggregate principal amount of $375,000 (see Note 6). On July 11, 2005, the Company sold and issued, without approval a 10% note for $100,000 (see
Note 6). On September 20, 2005, the Company sold and issued, without approval a 10% bridge note for $125,000 (see Note 6)

In October 2004, the Company offered to the holders of the 10% Notes one share of Company common stock for each $0.30 of principal evidenced by the 10% Notes and one share of Company common stock for each $0.23 of accrued interest due under the 10% Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Notes. The Company did agree to (a) use its best efforts to expeditiously register for resale the shares that the holders of the 10% Notes would receive in such exchange and (b) issue additional shares to the holders in the event that the Company issued shares to certain third parties for consideration less than $0.30 at any time prior to December 4, 2006.

On January 5, 2005, the Company issued a total of 2,936,890 shares of Company common stock to the holders of 10% Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203 for settlement of such 10% Notes. As a result of the debt settlement the Company wrote off $125,695 of unamortized deferred financing costs. The charge was included as interest expense in the statement of operations. The Company has a remaining principal balance of $50,000 due to the holders. Upon the effectiveness of the debt settlement, the Company recorded a conversion charge of $933,793, which is the estimated fair value of the additional shares of Company common stock issued in excess of the amount of shares that were issuable at the original conversion prices for the debt.

NOTE  6  -  NOTES  PAYABLE  AND  BRIDGE  NOTES

NOTES  PAYABLE

In March 15, 2000, the Company issued a 6% promissory note for $150,000 In August 2004, the note was extended to the earlier of (a) the date which is 60 days following the effectiveness of a registration statement under the Securities Act registering for resale the shares of the Company's common stock issuable upon exercise of the warrants sold and issued with the 6% promissory note or (b) January 2, 2005.

Beginning June 1, 2004, the Company began repayment of this note under a repayment plan calling for payments requiring minimum monthly payments of $10,000 until the entire note is repaid in full, which was scheduled to occur on March 1, 2005. Due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note. During the nine months ended September 30, 2005, the Company did not make any payments under this note. As of September 30, 2005, the principal balance due under this note was $105,000. The principal balance and accrued interest is presented on the accompanying balance sheet as a current liability.

On July 11, 2005, the Company sold and issued a note payable in the aggregate principal amount of $100,000. The maturity date of the note is November 30, 2005 and has a stated interest rate of 10% per annum. As of September 30, 2005, the principal balance and accrued interest has been included on the accompanying balance sheet as current liabilities.

BRIDGE  NOTES

On  May  22,  2004, the Company sold and issued, for gross proceeds of $125,000,
(a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of the Company's common stock at an exercise price of $0.71 per share. The fair value of the warrants is $35,000 using the Black-Scholes option pricing model and was recorded as a deferred debt discount

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

which  will  accrete  to interest expense over the life of this promissory note.

On  August 4, 2004, the Company sold and issued, for gross proceeds of $125,000,
(a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of the Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note.

On September 20, 2005 the Company entered into a Modification Agreement which modified certain terms of the 6% Promissory Notes outstanding. Pursuant to this Modification Agreement the maturity dates of the Promissory Notes dated May 22, 2004 and August 4, 2004 were extended to a maturity date of May 15, 2006. Additionally 175,000 warrants that were previously issued carrying an exercise price of $ .45 received a reduced exercise price of $ .30. Using the Black-Scholes option pricing model an additional charge was not required for the modification of the 175,000 previously issued warrants. The bridge notes have a stated repayment plan as follows:


--------------------------------------------
  Maturity Date                      Payment
--------------------------------------------
January 15, 2006                    $ 30,000
February 15, 2006                     40,000
March 15, 2006                        50,000
April 15, 2006                        60,000
May 15, 2006                          70,000
                                    --------
                                    $250,000
                                    ========
--------------------------------------------

On September 20, 2005, the Company also granted to the note holder 17,500 warrants to purchase common stock at an exercise price of $0.30 per share as consideration for the receipt of $125,000 (bridge note dated September 20, 2005), and the extension of the due date for $250,000 of bridge notes dated May 22, 2004 and August 4, 2004. The estimated fair value of the warrants using the Black-Scholes option pricing model has nominal value.

In December 2004 and February 2005, the Company issued 10% convertible promissory notes in the aggregate principal amount of $375,000 (the "Notes") and granted 93,750 warrants to purchase common stock at an exercise price of $0.71 per share. The estimated fair value of the warrants is $25,800 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

In  connection  with the sale and issuance of the $375,000 of notes due November
5, 2005, the Company incurred fees of $48,750 and granted 187,500 warrants to the private placement agent for services provided. The estimated fair value of the warrants is $57,600 using the Black-Scholes option pricing model. The cost of $106,350 has been capitalized as deferred financing fees and will be amortized over the life of the debt. The notes are convertible into common stock of the Company at $0.71 per share.

On September 20, 2005, the Company sold a note payable for proceeds of $125,000; the bridge notes have a stated interest rate of 10% per annum. In addition the Company granted to the note holder 175,000 warrants to purchase common stock at an exercise price of $0.30 per share The estimated fair value of the warrants is $36,100 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the debt, which is nine months. The bridge notes have a stated repayment plan as follows:



--------------------------------------------
  Maturity Date                      Payment
--------------------------------------------
January 15, 2006                     $15,000
February 15, 2006                     20,000
March 15, 2006                        25,000
April 15, 2006                        30,000
May 15, 2006                          35,000
                                    --------
                                    $125,000
                                    ========
--------------------------------------------


NOTE  7  -  ADVANCE  FROM  OFFICER/STOCKHOLDER

In July 2004, an officer-stockholder advanced the Company $50,000. The advance is non-interest bearing and has no definitive repayment terms. During the nine months ended September 30, 2005, the Company repaid $27,000 of the advances and borrowed an additional $13,450. As of September 30, 2005, the total amount due the officer-stockholder was $36,450.

NOTE  8  -  STOCKHOLDERS'  DEFICIENCY

In November 2004, the Company entered into a common stock purchase agreement with Fusion Capital, pursuant to which Fusion Capital has agreed to purchase, subject to certain conditions, $6,000,000 of Company common stock over a 24-month period commencing upon the effectiveness of a registration statement with respect to the resale of the Company common stock to be sold to Fusion Capital under the agreement. On January 5, 2005, the Company issued to Fusion Capital 794,702 shares of Company common stock as a commitment fee. The 794,702 shares were valued at $476,821, or $0.60 per share, and is included in deferred offering and compensation costs. The deferred offering costs will be amortized to additional paid in capital over a 24-month period and the net cash proceeds commencing on the effectiveness of the registration of such shares under the Securities Act. As of November 7, 2005, the Company has not filed a registration statement with respect to the shares of Company common stock issuable under the Stock Purchase Agreement.

As discussed in Note 5, in January 2005, the Company issued 2,936,890 shares of Company common stock for the settlement of the 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203.

On January 15, 2005, Company issued 150,000 shares of Company's common stock to a consultant as a settlement

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

of terminating its agreement with the consultant. The shares were valued at $105,000, or $0.70 per share.

On February 10, 2005, the Company granted 93,750 warrants to purchase common stock at an exercise price of $0.71 per share in connection with the $375,000 of 10% convertible promissory notes (Note 6). The estimated fair value of the warrants is $25,800 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note, which is twelve months.

On February 10, 2005, the Company granted 187,500 warrants to the private placement agent (Note 6). The estimated fair value of the warrants is $57,600 using the Black-Scholes option pricing model. The cost has been capitalized as deferred financing fees and will be amortized over the life of the debt which is 12 months.

On May 18, 2005, the Company issued 294,118 shares of common stock to an institutional investor at $0.34 per share for consideration of $100,000.

On September 20, 2005, the Company granted 175,000 warrants to purchase common stock at an exercise price of $0.30 per share in connection with the issuance of $125,000 of bridge notes. The estimated fair value of the warrants is $36,100 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the debt, which is nine months.

On September 20, 2005, the Company granted to the note holder 17,500 warrants to purchase common stock at an exercise price of $0.30 per share for the additional consideration of $125,000 (bridge note dated September 20, 2005), and the extension of the due date for $250,000 of bridge notes dated May 22, 2004 and August 4, 2004, the estimated fair value of the warrants is $3,600 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the extension, which is nine months.

NOTE  9  -  CONSULTING  AGREEMENTS

In October 2004, the Company entered into two separate consulting agreements with Phoenix Holdings Ltd ("Phoenix") and Vantage Group LLC ("Vantage"), pursuant to which the Company agreed to issue to the consultants an aggregate of
1.5 million shares of Company common stock in consideration for the consultants' agreements to provide specified services. The terms of these agreements are each for approximately one year. In November 30, 2004, the Company issued 500,000 and 300,000 shares of Company common stock to Phoenix and Vantage, respectively. As such, the Company recorded deferred compensation of $336,000, which deferred compensation will be amortized over the life of the agreements. The unamortized portion of deferred compensation as of September 30, 2005, is $17,500.

On January 15, 2005, Company issued an additional 150,000 shares of Company's common stock to Vantage as settlement for terminating its agreement with the consultant. The shares were valued at $105,000 and the charge is included in the accompanying statement of operations as consulting fees.

For the nine months ended September 30, 2005, the Company has taken a charge of $262,500 for the amortization of the agreements which have been included in the accompanying statement of operations as part of consulting fees.

NOTE  10  -  COMMITMENT  AND  CONTINGENCIES

LITIGATION

The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

NOTE  11  -  DISCONTINUED  OPERATIONS

On February 4, 2004, the Company sold certain assets of Kelly Color and discontinued operating in the film processing segment. Accordingly, the Company currently operates in one segment, the administrative services to independent funeral homes, state master trusts and companies that own funeral homes or cemeteries for pre-arrangement funeral and cemetery accounts.

For all periods presented in these condensed consolidated financial statements, the operations of Kelly Color are reported as discontinued operations. At September 30, 2005, the discontinued liabilities of Kelly Color are:

Liabilities  -
Accounts  payable  and  accrued  expenses  $  15,440

The results of discontinued operations for the three and nine months ended September 30, 2005 and 2004 are:



                                Three Months             Nine Months
                             Ended September 30,      Ended September 30,
                            --------------------     --------------------
                              2005        2004         2005        2004
                            --------    --------     --------    --------
Revenues                    $     --    $     --     $     --      47,269
Cost of revenues                  --          --           --     (80,847)
Operating expenses                --        (508)          --     (28,417)
                            --------    --------     --------    --------
 Net loss                   $     --    $   (508)    $     --    $(61,995)
                            ========    ========     ========    ========


NOTE  12  -  ECONOMIC  DEPENDENCY
MAJOR  CUSTOMER

During each of the three months ended September 30, 2005 and 2004, the Company had sales to three customers totaling $80,567, or 94%, and $47,870, or 86%, of the Company's net revenues, respectively.

During each of the nine months ended September 30, 2005 and 2004, the Company had sales to customers totaling $225,503, or 93%, and $133,091, or 85%, of the Company's net revenues, respectively.

At September 30, 2005, $23,750, or 84%, of the Company's total accounts receivable was due from two customers.

NOTE  13  -  RECLASSIFICATIONS

Certain accounts in the prior period's financial statements have been reclassified for comparative purposes to conform with the presentation in the current year's financial statements. These reclassifications have no effect on previously reported consolidated operating results.

NOTE  14  -  SUBSEQUENT  EVENTS

On November 30, 2005, the Company entered into a consulting agreement for business development services. As consideration the Company will pay to the Consultant $330,000 which is payable in common stock at $.30 per share of which 150,000 shares have been issued to date. The term of the agreement is nine months.

Convertible  Debentures:

On December 23, 2005, the Company entered into an agreement providing for the sale of $220,000 of five-year convertible debenture. The convertible debenture bear interest at 12% per annum. The first $95,000 was funded immediately with an additional $125,000 to be funded immediately upon filing of the Registration Statement. The convertible debenture is convertible into shares of the Company's common stock, at any time at $0.13. The Company's obligation to repay the amounts outstanding under the convertible debenture is secured by substantially all of the Company's assets. In connection with the convertible debenture, the Company also granted warrants to purchase 423,077 shares of common stock at $0.13 per share. The Warrants may be exercised for a period of five years and the exercise price is subject to standard adjustment upon the occurrence of certain events, including, without limitation, the consolidation, merger, the sale or transfer of all of substantially all of the assets of the Company, a reclassification of the common stock, or any stock splits, combinations or dividends with respect to the common stock.

Investment  Agreement:

On December 23, 2005, the Company entered into an Investment Agreement providing for the sale and issuance from time to time of up to $10,000,000 in shares of Common Stock for a period of up to 36 months from the date the Registration Statement is declared effective. The maximum number of shares that the Company may put at any one time shall be equal to, at the Company's election, either:
(A) 200% of the average daily volume in the U.S. market of the Common Stock for the ten trading days prior to the date the Company notifies its intent to sell shares, multiplied by the average of the three daily closing bid prices immediately preceding the date a Put Notice is delivered, or (B) a number of shares having a value of $200,000. The Company may not submit a Put Notice until after the completion of a previous sale under the Investment Agreement. The purchase price for the Common Stock to be sold shall be equal to 93% of the lowest closing best bid price of the Common Stock during the five-day period following the date the Company delivers a Put Notice.

Under the Investment Agreement, the Company is obligated to file a registration statement by January 13, 2006 for the registration of the shares of Common Stock issuable upon conversion of the Convertible Debentures, exercise of the Warrants and upon a sale under the Investment Agreement. The Company is further obligated to use its best efforts to cause the SEC to declare the Registration Statement effective within 90 days after the filing date of the Registration Statement. If the Company does not file the Registration Statement with the SEC by January 13, 2006, it is obligated to pay liquidated damages to the Investor in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 15 days which such registration statement has not been filed. In addition, if the Registration Statement is not filed by the filing date, the conversion price of the Convertible Debenture will decrease by 10% of and continue to decrease by 10% for each 15 day calendar period the registration statement goes without filing. If the Registration Statement is not declared effective within 90 days of the filing date, the Company is obligated to pay liquidated damages in an amount equal to 2% of the principal amount of the debenture outstanding, pro rata, for every 30 days which such registration statement has not been declared effective by the SEC.

On December 20, 2005, in connection with the Investment Agreement, the Company was required to remit payment of $15,000 for due diligence fees. The Company opted to issue 85,000 shares of its common stock valued at approximately $30,000 as security. Subsequently the shares have been returned to the Company and the $15,000 fee was settled with the proceeds received from the $95,000 of convertible debentures.

As a result of the Investment Agreement, we intend to no longer draw down on our equity line with Fusion Capital.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE  OF  EXPENSE  AMOUNT



SEC Registration fee                  $   800
Accounting fees and expenses           20,000*
Legal fees and expenses                25,000*
Miscellaneous                           4,200
                                    ---------
                        TOTAL         $50,000*
                                    =========

*  Estimated.


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

In June 2002, we issued 2,860 shares of our common stock to one individual for consideration of $25,000.

In July 2002, we issued 11,000 shares of our common stock to our outside legal counsel as settlement of $10,000 in professional fees.

In October 2002, we issued, to a single individual, 31,463 shares of our common stock for the consideration of $188,778.

We issued 128,550 warrants to the holder of indebtedness of ours in the principal amount of $150,000 and repriced an additional 71,450 warrants previously issued to the holder, all in connection with the holder's agreement not to demand repayment of such indebtedness prior to November 1, 2003. These newly issued warrants and the repriced warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to March 15, 2006 at a purchase price of $0.15 per share. The issuance and repricing of these warrants was effective October 2, 2003.

On October 2, 2003, we ratified the issuance, as of November 25, 2002, of 31,463 warrants to a consultant for services rendered. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to November 25, 2005 at a purchase price of $0.30 per share.

We issued 400,000 warrants in connection with the retention of an investor relations consultant. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to October 1, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective October 2, 2003.

We issued 15,000 warrants in connection with the retention of a registered broker-dealer to act as Placement Agent for a private placement of our securities. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to June 13, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective June 14, 2003.

We issued a total of 60,000 warrants in connection with the sale of a Bridge Note. The Placement Agent received 35,000 warrants as the finder's fee in connection with the sale of the Bridge Note. Each of these warrants entitles its holder to purchase one share of Common Stock at any time prior to July 25, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective July 26, 2003.

On October 2, 2003, we granted, under our 2002 Equity Incentive Plan, an employee an option to purchase 25,000 shares of Common Stock at any time prior to October 2, 2008 at a purchase price of $0.30 per share.

We sold and issued to a total of eighteen accredited investors, in a private placement completed in December 2003, 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $845,000. These notes were sold at their face value. Each of these 10% notes, which has a maturity date of December 5, 2006, is convertible, at the option of its holder, into our common stock at any time prior to December 4, 2005 at the conversion rate (subject to adjustment) of one share of common stock for every $0.71 of principal and accrued interest converted and at any time from December 5, 2005 through the maturity date at the conversion rate (subject to adjustment) of one share of common stock for every $1.25 of principal and accrued interest converted. Each 10% note is subject to automatic conversion, at the then applicable conversion rate, if, (a) for any twenty consecutive trading days, (i) the market price of our common stock equals or exceeds $3.00 and (ii) the trading volume for our common stock equals or exceeds 50,000 shares, and (b) the conversion shares are either (i) subject to an effective registration statement under the Securities Act of 1933 or (ii) available for resale pursuant to Rule 144 promulgated under the Securities Act.

We issued to Strasbourger, a registered broker-dealer, a total of 264,063 warrants to purchase our common stock in connection with the sale and issuance of the 10% Notes. Strasbourger acted as placement agent for the issuance and sale of our 10% Notes in a private placement completed in December 2003. Strasbourger also received a commission of $86,500 and a non-accountable expense allowance of $18,400 as compensation for its services as the placement agent for the private placement of the 10% Notes. Each of these warrants entitles its holder to purchase one share of our common stock at a purchase price of $0.28 per share at any time on or prior to December 4, 2006.

In May 2004, we issued, to a single individual, three-year warrants to purchase 70,000 shares of our common stock, exercisable at $0.71 per share, in connection with such individual's loan to us in the principal amount of $125,000. The exercise price was changed to $0.45 in August 2005.

In August 2004, we issued, to a single individual, three-year warrants to purchase 105,000 shares of our common stock, exercisable at $0.45 per share, in connection with such individual's loan to us in the principal amount of $125,000.

In September and October 2004, we sold and issued, in a transaction complying with the requirements of Regulation D, an aggregate of 1 million shares of our common stock to a total of three accredited investors at an aggregate purchase price of $200,000. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On October 5, 2004, we entered into a one-year consulting agreement with Phoenix Holdings LLC. This agreement calls for Phoenix to provide us with services in connection with developing acquisition and business opportunities within the insurance industry. Pursuant to this agreement, we issued to Phoenix 500,000 shares of our common stock and are to pay Phoenix an additional fee of $2,500 per month for the term of the agreement. The issuance of these shares was exempt from registration pursuant to Section 4(2) under the Securities Act.

On November 24, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to obtain up to $6.0 million in equity financing from Fusion Capital. Under this agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued shares of our common stock over a period of up to 24 months. Pursuant to the agreement, in January 2005, we issued to Fusion Capital, as a commitment fee, 794,702 shares of our common stock. We had previously issued to Fusion Capital, in August 2004, 60,000 shares of our common stock upon signing a letter of intent in August 2004.

On January 5, 2005, we issued a total of 2,936,890 shares of our common stock to the holders of our outstanding 10% Senior Secured Convertible Promissory Notes in the aggregate principal amount of $795,000 in exchange for such holders waiving substantially all of their rights under their respective 10% Promissory Notes, including their right to payment of principal and interest due under their 10% Promissory Notes. The accrued interest due under such 10% notes totaled approximately $65,985. The 10% Promissory Notes were exchanged for shares of our common stock at the rates of one share for each (a) $.30 of principal so exchanged, and (b) $ .23 of accrued interest so exchanged. In connection with the issuance of these 2,936,890 shares, we agreed to (x) use our best efforts to expeditiously register for resale the shares that such holders received and (y) issue additional shares to such holders in the event that we issue shares to certain third parties for consideration less than $.30 at any time prior to December 4, 2006. We believe that the issuance of said 2,936,891 shares was exempt from the registration requirements of the Securities Act pursuant to the provisions of Sections 3(a)(9) and 4(2) of the Securities Act.

On  January  5,  2005,  we  issued  794,702 shares of our common stock to Fusion
Capital as a commitment fee for entering into our common stock purchase agreement with Fusion Capital. We have valued these shares at $476,821, or $0.60 per share, and has been recorded as deferred compensation. The deferred charges will be amortized over the life of the agreement. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On January 15, 2005, we issued 150,000 shares of our common stock to a consultant as a settlement in connection with the terminating of our agreement with the consultant. We have valued these shares at $105,000, or $0.70 per share. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of
Section  4(2)  of  the  Securities  Act.

On February 10, 2005, we sold and issued an aggregate of $375,000 of 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock to a total of twelve accredited investors in a transaction complying with the requirements of Regulation D. Each of these notes are due on November 5, 2005 and bear interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each holder of a note has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount standing under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share. We believe that the issuance of such common stock and warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On February 10, 2005, we committed to issuing to J.P Turner & Co. a total of 187,500 warrants to purchase shares of our common stock at an exercise price of $0.15 per share as a finder's fee in connection with the offer and sale of our 10% convertible promissory notes in the aggregate principal amount of $375,000. The warrants will expire on February 10, 2008. We have estimated the fair value of the warrants at $57,600 using the Black-Scholes option pricing model. The cost has been capitalized as deferred financing fees and will be amortized over the life of the debt, which is twelve months. We believe that the issuance of such warrants will be exempt from the registration requirements of the Securities Act.

In May 2005, we issued 294,118 shares of our common stock to an institutional investor at $0.34 per share for consideration of $100,000. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

In September 20, 2005, we issued to a creditor warrants to acquire an aggregate of the 192,500 shares of the Company's common stock at $.30 per share as part of a modification agreement relating to a pre-exiting debt obligation of the Company and the issuance of additional debt instrument. The issuance of these warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

In December 2005, we issued convertible debentures in the principal amount of $220,000 and warrants to purchase 366,667 shares of common stock in a financing transaction. The issuance of these debentures and warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of
Section  4(2)  of  the  Securities  Act.

ITEM  27.  EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Walker Financial Corporation, a Delaware corporation.



Exhibit  No.      Description

3.1               Amended   and   Restated   Certificate   of   Incorporation
                  (incorporated  by  reference to exhibit 3.1  to the  Company's
                  Annual Report on Form 10-KSB for the year  ended  December 31,
                  2002).

3.2               By-Laws  of  Walker  Color,   Inc.  (incorporated   herein  by
                  reference  to  exhibit  3(b)  to  the  Company's  Registration
                  Statement on Form S-1 (File No.: 2-3000002).

4.1 Form of warrant certificate evidencing warrants to purchase an aggregate of 60,000 shares of our common stock issued on July
                  25, 2003  (incorporated  by reference to Annual Report on Form
                  10- KSB, dated April 14, 2004).

4.2               Form of 10% Senior Subordinated Secured Convertible Promissory
                  Note issued on December 5, 2003 (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.3               Security  Agreement,  dated as of December 5, 2003,  among the
                  Company,  the original holders of our 10% Senior  Subordinated
                  Secured  Convertible  Promissory  Notes  issued on December 5,
                  2003 and Strasbourger Pearson Tulcin Wolff, Incorporated, as agent for such (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.4               Form of warrant  certificate  evidencing  warrants to purchase
                  264,063  shares of our  common  stock  issued to  Strasbourger
                  Pearson  Tulcin  Wolff,  Incorporated,   in  its  capacity  as
                  placement  agent for the private  placement  of our 10% Senior
                  Subordinated  Secured  Convertible  Promissory Notes issued on
                  December 5, 2003  (incorporated  by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.5               Common  Stock  Purchase  Agreement,  dated as of November  24,
                  2004, between Walker Financial  Corporation and Fusion Capital
                  Fund II, LLC  (incorporated  by reference to Current Report on
                  Form 8-K, dated November 30, 2004).

4.6 Registration Rights Agreement, dated as of November 24, 2004, between Walker Financial Corporation and Fusion Capital Fund
                  II, LLC  (incorporated  by reference to Current Report on Form
                  8-K, dated November 30, 2004).

4.7               Promissory  Note,  dated May 22,  2004,  of  Walker  Financial
                  Corporation in the principal amount of $125,000 and payable to Cindy Dolgin (incorporated by reference to Quarterly Report on
                  Form 10-QSB, dated August 23, 2004).

4.8 Warrant certificate, dated May 22, 2004, registered in the name of Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated August 23, 2004).

4.9               Promissory  Note,  dated August 5, 2004,  of Walker  Financial
                  Corporation in the principal amount of $125,000 and payable to Cindy Dolgin (incorporated by reference to the Quarterly
                  Report on Form 10-QSB, dated November 22, 2004).

4.10 Warrant Certificate, dated August 5, 2004, registered in the name of Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

4.11              Form of 10% Convertible Senior  Subordinated  Promissory Notes
                  (incorporated  by  reference to the  Quarterly  Report on Form
                  10-QSB, dated May 26, 2005).

4.12              Form of  warrant  certificate  evidencing  warrants  issued to
                  purchasers  of  the  10%   Convertible   Senior   Subordinated
                  Promissory  Notes  (incorporated by reference to the Quarterly
                  Report on Form 10-QSB, dated May 26, 2005).


4.13 Warrant certificate evidencing 187,500 warrants registered in the name of J.P Turner & Co. issued in connection with the sale of the 10% Convertible Senior Subordinated Promissory
                  Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).


4.14              Warrant  certificate  for  the  purchase  of 175,000 shares of common  stock  dated  September  20,  2005  (incorporated  by reference to Amendment No. 5 to Registration Statement on Form
                  SB-2  filed  December  6,  2005)

4.15              Warrant  certificate  for  the  purchase  of  17,500 shares of common  stock  dated  September  20,  2005  (incorporated  by reference to Amendment No. 5 to Registration Statement on Form
                  SB-2  filed  December  6,  2005)

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1              Employment Agreement, dated as of March 19, 2002, among Walker
                  International,  Inc.,  Kelly  Color,  Inc.  and  Peter  Walker
                  (incorporated herein by reference to Form 8-K dated April 3, 2002).

10.2              Employment  Agreement,  dated as of March  19,  2002,  between
                  Walker International  Industries,  Inc., National Preplanning,
                  Inc. and Mitchell Segal (incorporated herein by reference to Form 8-K dated April 3, 2002).

10.3              Consulting  Agreement,  dated as of October  5, 2004,  between
                  Phoenix  Holdings,   LLC  and  Walker  Financial   Corporation
                  (incorporated  by  reference to the  Quarterly  Report on Form
                  10-QSB,  dated  November  22,  2004).

10.4 Consulting Services Agreement, effective April 10, 2002 (sic), between Walker International Industries Inc. (sic) and Shannon
                  Harrison (incorporated by reference to Quarterly Report on Form 10-QSB, dated August 23, 2004).

10.5              Investment  Banking  Consulting Agreement, dated as of October
                  5,  2004, between The Vantage Group, Ltd. and Walker Financial
                  Corporation (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

10.6              Purchase   Agreement,  dated  April  7,  2005,  among  Walker
                  Financial Corporation, Disability Access Consultants, Inc. and
                  Barbara Thorpe (incorporated by reference to the annual Report on  Form  10-KSB,  dated  April  15,  2005).

10.7              Marketing  and Development Agreement dated April 25, 2005, and by and between American DataSource and Parkway Advisors Group,
                  Inc.  (incorporated  by reference to Registration Statement on
                  Form  SB-2  filed  December  6,  2005)

10.8 Preplan Accounting Agreement dated as of August 1, 1999 between American DataSource, Inc. and Carriage Services, Inc.
                  (previously  filed)

10.9              Modification Agreement dated September 20, 2005 by and between
                  Walker Financial Corporation and Cindy Dolgin (incorporated by reference to Amendment No. 5 to Registration Statement on Form
                  SB-2  filed  December  6,  2005)


10.10             Promissory  Note  dated  September 20, 2005 for the benefit of
                  Cindy  Dolgin (incorporated by reference to Amendment No. 5 to
                  Registration  Statement  on  Form SB-2 filed December 6, 2005)

10.11             Consulting Services Agreement dated as of November 30, 2005 by and  between  Walker  Financial  Corporation and Terence Byrne
                  (incorporated  by reference to Amendment No. 5 to Registration
                  Statement  on  Form  SB-2  filed  December  6,  2005)

10.12             Debenture Agreement dated as  of  December  23,  2005  by  and
                  Between the Company  and Dutchess Private Equities Fund II, LP
                  (incorporated  by   reference  to  Current  Report on Form 8-K
                  filed  December  30,  2005)

10.13             Warrant  Agreement  dated  as  of  December  23,  2005  by and between the Company and Dutchess Private Equities Fund II,  LP
                  (incorporated  by  reference  to  Current  Report on Form  8-K filed  December  30,  2005)

10.14             Investment  Agreement  dated  as  of  December 23, 2005 by and between the Company and Dutchess Private Equities  Fund II, LP
                  (incorporated  by  reference  to  Current  Report on Form  8-K filed  December  30,  2005)

10.15             Registration  Rights Agreement dated  as of  December 23, 2005 by and between the Company and Dutchess Private Equities  Fund
                  II,  LP  (incorporated by reference to Current Report on  Form
                  8-K  filed  December  30,  2005)

10.16             Debenture  Registration  Rights Agreement dated as of December
                  23,  2005  by  and  between  the Company and  Dutchess Private
                  Equities  Fund  II,  LP

10.17             Security  Agreement  dated  as  of  December  23,  2005 by and between the Company and Dutchess Private Equities  Fund II, LP
                  (incorporated  by  reference  to  Current  Report  on Form 8-K filed  December  30,  2005)

10.18             Subscription Agreement dated as of  December 23, 2005  by  and
                  Between the Company and  Dutchess Private Equities Fund II, LP
                  (incorporated  by  reference  to  Current  Report on  Form 8-K filed  December  30,  2005)

23.1              Consent  of  Marcum  &  Kliegman  LLP  (filed  herewith).

23.2              Consent  of  legal  counsel  (see  Exhibit  5.1).


ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes  to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii) (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii) (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
(iv) (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Garden City, State of New York, on January 11, 2006.

                          WALKER FINANCIAL CORPORATION

By:  /s/  MITCHELL  S.  SEGAL
    ------------------------------------
    Mitchell  S.  Segal,  Chief  Executive  Officer,
    Chief  Financial  Officer,  Principal  Executive
    Officer,  Principal  Financial  Officer,  Principal
    Accounting  Officer  and  Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ MITCHELL S. SEGAL      Chief Executive Officer, Chief       January 11, 2006
----------------------     Financial Officer and Director
Mitchell S. Segal

/s/ PETER WALKER           Secretary and Director               January 11, 2006
----------------------
Peter Walker


                           Chairman of the Board of Directors               2005
----------------------
James M. Lucas, Sr.